As filed with the Securities and Exchange Commission on April 30, 2003.
Registration No. 333-104467

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hollinger International Publishing Inc.

(Exact name of registrant as specified in its charter)

Delaware	510370603	2711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

401 North Wabash Avenue

Chicago, Illinois 60611
(312) 321-3000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mark S. Kipnis, Esq.

Hollinger International Inc.
401 North Wabash Avenue, Suite 740
Chicago, Illinois 60611
(312) 321-2299
(Name, address, including zip code, and telephone number, of agent for service)

Hollinger International Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-3518892	2711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

401 North Wabash Avenue

Chicago, Illinois 60611
(312) 321-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Kipnis, Esq.

Hollinger International Inc.
401 North Wabash Avenue, Suite 740
Chicago, Illinois 60611
(312) 321-2299
(Name, address, including zip code, and telephone number, of agent for service)

Copy to:

Andrew J. Beck, Esq.

Torys LLP
237 Park Avenue
New York, New York 10017
(212) 880-6000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

$300,000,000

Hollinger International Publishing Inc.

(UNCONDITIONALLY GUARANTEED BY HOLLINGER INTERNATIONAL INC.)

OFFER TO EXCHANGE:

ALL OUTSTANDING 9% SENIOR NOTES DUE 2010

FOR
9% SENIOR NOTES DUE 2010

      We are offering to exchange a total of $300,000,000 new 9% senior notes due 2010 for an equal amount of our currently outstanding 9% senior notes due 2010. We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer. The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. We will issue the new notes under the same indenture under which we issued the old notes, and the new notes will represent the same debt as the old notes for which they are exchanged. We will not receive any proceeds from the exchange offer. The old notes are, and the new notes will be, guaranteed by our parent, Hollinger International Inc. The new notes are sometimes referred to as the “Notes” in this prospectus.

Principal Terms of the Exchange Offer

•	The exchange of old notes for new notes will not be a taxable exchange for U.S. federal income tax purposes but you should see the discussion under the caption “Federal Income Tax Consequences” on page 56 for more information.

•	The exchange offer is the initial public offering of the new notes. There is no established trading market for the new notes or the old notes. We do not intend to apply for listing of the new notes on any national securities exchange or the Nasdaq Stock Market, Inc.

•	Each broker-dealer that receives new notes for its own account pursuant to this offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by making this acknowledgement and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the 180-day period following the effectiveness of this registration statement (excluding any period during which any stop order shall be in effect suspending the effectiveness of this registration statement or during which we have suspended the use of this prospectus) in connection with resales of the new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, during that 180-day period following the effectiveness of this registration statement, we will make this prospectus available to any broker-dealer for use in connection with any such resale. You should see the discussion under the caption “Plan of Distribution” on page 60 for more information.

      You should carefully review the Risk Factors beginning on page 7 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2003

IMPORTANT NOTICE TO READERS

      You should rely only on the information contained in this prospectus or to which we have specifically referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. The information in this prospectus is accurate only on the date of this prospectus.

AVAILABLE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

      You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically through the “EDGAR” (Electronic Data Gathering, Analysis and Retrieval) System, available on the SEC’s website (http://www.sec.gov).

      Hollinger International Publishing Inc. (“Publishing”), the issuer of the new notes, is not a reporting company and does not make separate filings with the SEC.

      We and Publishing have filed with the SEC a Registration Statement on Form S-4, of which this prospectus forms a part, under the Securities Act, in connection with our offering of the new notes. This prospectus does not contain all of the information in the registration statement. You will find additional information about us, our parent and the new notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement.

i

DOCUMENTS INCORPORATED BY REFERENCE

      We are incorporating by reference all annual, quarterly and current reports we have filed during 2003. These include:

•	Annual Report on Form 10-K for the year ended December 31, 2002; and

•	Our Proxy Statement on Schedule 14A for our 2003 annual meeting of stockholders.

      All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      We hereby undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to Paul Healy, Hollinger International Inc., at 712 Fifth Avenue, 18th Floor, New York, NY 10019, telephone (212) 586-5666.

FORWARD-LOOKING STATEMENTS

      This prospectus and the materials incorporated by reference in this prospectus include forward-looking statements, and we may from time to time otherwise make in other public filings, press releases and discussions with our management, forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual results may differ materially from those suggested by these forward-looking statements for various reasons, including those discussed in this prospectus under the heading “Risk Factors.” Some of the key factors that could cause actual results to differ from our expectations are:

•	our ability to compete in the specific markets in which we operate for our products and services;

•	the impact of industry consolidation among key suppliers or customers;

•	our ability to retain management and other employees;

•	the gain or loss of significant customers or the decrease in demand from existing customers;

•	our ability to continue to obtain improved efficiencies and lower overall production costs;

•	increased newsprint costs;

•	the impact of electronic commerce and the increased use of alternative, non-print media such as the Internet; and

•	our ability to avoid significant increases in our labor costs or a significant deterioration in our labor relations.

      Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus are made only as of the date of this prospectus. We do not undertake and specifically decline any obligation to update these forward-looking statements or to publicly announce the results of any revisions to any of these forward-looking statements to reflect future events or developments.

ii

PROSPECTUS SUMMARY

      The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. We encourage you to read this entire prospectus carefully, including the discussion of risks and uncertainties affecting our business included under the caption “Risk Factors,” and the documents to which we refer you. In this prospectus, when we use the term (1) “Publishing,” we mean Hollinger International Publishing Inc.; (2) “Guarantor,” we mean Hollinger International Inc. on an unconsolidated basis; (3) the “Company”, “we”, “our” and “us,” we mean the Guarantor together with its consolidated subsidiaries including Publishing; (4) “Publishing — Restricted Group” or the “Restricted Group,” we mean Publishing and those of its subsidiaries which are “Restricted Subsidiaries” for purposes of the indenture governing the Notes, consisting principally of the Chicago Group, the U.K. Newspaper Group and the Community Group; and (5) the “Unrestricted Group,” we mean those of our subsidiaries which are “Unrestricted Subsidiaries” for purposes of the indenture governing the Notes, consisting principally of the Canadian Newspaper Group.

Company Overview

      We are a leading publisher of English-language newspapers in the United States, the U.K. and Israel with a smaller presence in Canada. We own or have interests in over 250 other publications, including non-daily newspapers and magazines. Included among our 144 paid newspapers are the following premier titles in each of the respective groups that make up the operations of our Restricted Group:

•	the Chicago Group’s Chicago Sun-Times, which has the highest daily readership and second highest circulation of any newspaper in the Chicago metropolitan area and has the fifth highest daily readership of any metropolitan daily newspaper in the United States;

•	the U.K. Newspaper Group’s The Daily Telegraph, which is the leading daily broadsheet newspaper in the U.K. with a 36% share of circulation in its domestic market and approximately 300,000 greater circulation than that of its nearest competitor; and

•	the Community Group’s Jerusalem Post, which is the most widely read English-language daily newspaper published in the Middle East and is highly regarded regionally and internationally.

The Restricted Group

      Our Restricted Group operations consist principally of the Chicago Group, the U.K. Newspaper Group and the Community Group.

      The Chicago Group. The Chicago Group consists of more than 100 newspapers in the greater Chicago metropolitan area. The group’s primary newspaper is the Chicago Sun-Times, which was founded in 1948 and is Chicago’s most read newspaper. The Chicago Sun-Times is published in a tabloid format, has a daily circulation of approximately 480,000 and continues to have the leading daily readership in the 16 county Chicago metropolitan area, attracting 1.7 million readers daily. We pursue a clustering strategy in the greater Chicago metropolitan market, covering all of Chicago’s major suburbs as well as its surrounding high growth counties. This strategy enables us to rationalize duplicative back office functions and printing facilities as well as offer joint selling programs to advertisers.

      The U.K. Newspaper Group. The U.K. Newspaper Group’s operations include The Daily Telegraph, The Sunday Telegraph, The Weekly Telegraph, telegraph.co.uk, and The Spectator and Apollo magazines. The Daily Telegraph was launched in 1855 and is based in London, the dominant financial center in Europe. It is the largest circulation broadsheet daily newspaper in the U.K. as well as in all of Europe with an average daily circulation of approximately 980,000. The Daily Telegraph’s Saturday edition has the highest average daily circulation (approximately 1.2 million) among broadsheet daily newspapers in the U.K. The Sunday Telegraph is the second highest circulation broadsheet Sunday newspaper in the U.K. with an average circulation of approximately 778,000. The Daily Telegraph’s market leadership and national reach have allowed it to maintain the leading share of advertising among broadsheet daily newspapers in the U.K. over the last decade. In addition, we have leveraged The Daily Telegraph’s strong reader loyalty, trusted brand name and proprietary customer database to generate incremental revenue from the sale of ancillary products and services to its readers.

      The Community Group. The Community Group consists of the Jerusalem Post, the most widely read English-language daily newspaper published in the Middle East with a daily and weekend readership of 223,000. The paid circulation of all the Jerusalem Post products, including English and French-language international weekly editions, is over 110,000.

The Unrestricted Group

      Our Unrestricted Group operations consist principally of the Canadian Newspaper Group, as well as minority investments in various Internet and media-related companies. The Canadian Newspaper Group currently consists of Hollinger Canadian Publishing Holdings Co. (“HCPH Co.”) and an 87% interest in Hollinger Canadian Newspapers, Limited Partnership (“Hollinger L.P.”). HCPH Co. and Hollinger L.P. own ten daily and 23 non-daily newspaper properties and miscellaneous Canadian business magazines and tabloids for various industries including: transportation, construction, natural resources and manufacturing. We intend to divest these newspaper and magazine assets should an attractive opportunity arise.

Summary Description of the Exchange

Old Notes	On December 23, 2002, we issued $300 million aggregate principal amount of 9% senior notes due 2010.

New Notes	$300 million aggregate principal amount of 9% senior notes due 2010. The terms of the new notes are substantially identical to the terms of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer	We are offering to exchange up to $300 million principal amount of our new 9% senior notes due 2010 which have been registered under the Securities Act, for an equal amount of our outstanding old 9% senior notes due 2010, to satisfy our obligations under the Registration Rights Agreement that we entered into when we issued the old notes in transactions exempt from registration under the Securities Act.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on May 26, 2003, unless extended. By tendering your old notes, you represent to us that:

• you are not our “affiliate” within the meaning of the Securities Act;

• you are not a broker-dealer receiving the new notes for your own account; and

• you are acquiring the new notes in the ordinary course of your business, you are not participating in the distribution of the new notes and have no arrangements or understandings with any person to make a distribution of the new notes.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on May 26, 2003. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, see “The Exchange Offer — Terms of the Exchange Offer; Period for Tendering Old Notes” and “— Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedures described below under the caption “The Exchange Offer — Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

• tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wachovia Bank, National Association, as exchange agent, at the address listed below under the caption “The Exchange Offer — Exchange Agent”; or

• tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Wachovia Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into its account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer — Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but

• the old notes are not immediately available,

• time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or

• the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender old notes by following the procedures described below under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

United States Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption “Federal Income Tax Consequences” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	Wachovia Bank, National Association is the exchange agent for the exchange offer. You can find the addresses and telephone number of the exchange agent below under the caption “The Exchange Offer — Exchange Agent.”

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

• you are our “affiliate,” within the meaning of the Securities Act;

• you are a broker-dealer receiving the new notes for your own account; or

• you are participating in the distribution of the new notes or have arrangements or understandings with any person to make a distribution of the new notes.

If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with any resale transaction involving the new notes, except that if you are a broker-dealer and receive new notes for your own account in the exchange offer:

• you must represent that you do not have any arrangement with us or any of our affiliates to distribute the new notes;

• you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes you receive from us in the exchange offer; the letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

• you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new notes received in exchange for old notes acquired by you as a result of market making or other trading activities.

For a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

     Consequences Of Not Exchanging Your Old Notes

      If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if the sale is registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

      We do not currently intend to register any sale of the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes”.

Summary Description of the Notes

      The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions, registration rights relating to the old notes and the related provisions with respect to the payment of additional interest described below will not apply to the new notes. In addition, if

•	Publishing does not file this registration statement prior to April 12, 2003,

•	this registration statement is not declared effective prior to May 15, 2003, or

•	Publishing does not complete the offer to exchange the old notes for new notes prior to June 21, 2003,

the annual interest rate on the old notes will increase by 0.5%. The annual interest rate on the old notes will increase by an additional 0.5% for any subsequent 90-day period until all defaults have been cured, up to a maximum additional interest rate of 1.0% per year over the 9% interest rate.

Issuer	Publishing

Securities Offered	$300,000,000 aggregate principal amount of 9% senior notes due 2010.

Maturity of Notes	December 15, 2010.

Interest Payment Dates	June 15 and December 15 of each year, beginning on June 15, 2003. Interest will accrue from the issue date of the old notes.

Guarantor	Hollinger International Inc.

Ranking	The new notes will be unsecured senior obligations of Publishing and will rank equal in right of payment to all of its existing and future senior debt. The new notes will be effectively subordinated to Publishing’s secured debt and structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of all of its Restricted Subsidiaries.

Optional Redemption	Publishing may redeem some or all of the new notes at any time on or after December 15, 2006, at the redemption prices listed in the section “Description of Notes — Optional Redemption,” plus accrued interest. In addition, before December 15, 2005, Publishing may redeem up to 35% of the Notes using the proceeds from sales of specified kinds of capital stock as set out in the section “Description of Notes — Optional Redemption.”

Change of Control	If a change of control occurs, Publishing must offer to repurchase the new notes at 101% of the principal amount of the new notes, plus accrued interest. The new $310 million senior credit facility arranged by Wachovia Securities, Inc. with a group of financial institutions (the “Senior Credit Facility”) will restrict Publishing’s ability to repurchase new notes upon a change of control. See “Risk Factors.”

Basic Covenants of Indenture	Publishing will issue the new notes under an indenture which, among other things, restricts its ability and the ability of Publishing’s Restricted Subsidiaries to:

• incur additional debt;

• pay dividends or distributions on, redeem or repurchase capital stock;

• make investments;

• enter into transactions with affiliates;

• issue stock of restricted subsidiaries;

• engage in unrelated lines of business;

• create liens to secure debt; and

• transfer or sell assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications which are described in the section “Description of Notes — Certain Covenants.”

RISK FACTORS

      You should carefully consider the following factors in addition to the other information set forth in this prospectus and the documents incorporated by reference into this prospectus before making an investment in the Notes.

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

      If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes” and “Federal Income Tax Consequences.”

      We believe that new notes issued in exchange for old notes pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new notes under the Securities Act or delivering a prospectus so long as you (1) are not one of our “affiliates,” which is defined in Rule 405 of the Securities Act and (2) acquire the new notes in the ordinary course of your business and, unless you are a broker-dealer, you do not have any arrangement or understanding with any person to participate in the distribution of the new notes. Our belief is based on interpretations by the SEC’s staff in no-action letters issued to third parties. Please note that the SEC has not considered our exchange offer in the context of a no-action letter, and the SEC’s staff may not make a similar determination with respect to our exchange offer.

      Unless you are a broker-dealer, you must acknowledge that you are not engaged in, and do not intend to engage in, a distribution of the new notes and that you have no arrangement or understanding to participate in a distribution of the new notes. If you are one of our affiliates, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new notes acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC’s staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      If you are a broker-dealer and receive new notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. If you are a broker-dealer, you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new notes received in exchange for old notes acquired by you as a result of market-making or other trading activities. For a period of 180 days after the expiration or termination of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale. See “Plan of Distribution.”

      In addition, you may offer or sell the new notes in certain jurisdictions only if they have been registered or qualified for sale there, or an exemption from registration or qualification is available and is complied with. Subject to the limitations specified in the Registration Rights Agreement relating to the old notes, we will register or qualify the new notes for offer or sale under the securities laws of any jurisdictions that you reasonably request in writing. Unless you request that the sale of the new notes be registered or qualified in a jurisdiction, we currently do not intend to register or qualify the sale of the new notes in any jurisdiction.

You may find it difficult to sell your notes.

      The old notes are currently eligible for trading in the PORTAL Market, a screen-based market operated by the National Association of Securities Dealers. The PORTAL market is limited to qualified institutional buyers as defined by Rule 144A of the Securities Act. The new notes are new securities for which there is no established market. We do not intend to apply for listing or quotation of the new notes on any securities exchange or stock market. In addition, the liquidity of the trading market in the new notes, and the market prices quoted for the new notes, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the new notes. In addition, to the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected.

You must comply with the exchange offer procedures in order to receive new, freely tradable notes.

      Subject to the conditions set forth under “The Exchange Offer — Conditions to the Exchange Offer,” delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•	certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent’s account at The Depository Trust Company, New York, New York as depository, including an agent’s message (as defined) if the tendering holder does not deliver a letter of transmittal,

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal, and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See “The Exchange Offer — Procedures for Tendering Old Notes” and “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes.”

Some holders who exchange their old notes may be deemed to be underwriters.

      If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Publishing’s substantial debt could adversely affect our business and prevent it from fulfilling its obligations under the notes.

      We have substantial debt outstanding. Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult to satisfy Publishing’s obligations with respect to the new notes, including making interest payments under the new notes and its other debt obligations;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing to operate our business;

•	require us to dedicate a substantial portion of our cash flow to payments on our debt, reducing the availability of our cash flow for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

      Publishing may be able to incur substantial additional indebtedness in the future, subject to the terms of the indenture governing the new notes and the Senior Credit Facility. The terms of the Senior Credit Facility permit Publishing to borrow an additional $45 million under the revolving credit facility portion of the Senior Credit Facility. We cannot guarantee that Publishing will be able to refinance its debt, sell assets, borrow more money or raise equity on terms acceptable to us or at all. In addition, the terms of existing or future debt agreements, including the Senior Credit Facility and the indenture governing the new notes, may restrict us from adopting any of these alternatives.

Publishing depends on the cash flow of the subsidiaries in our Restricted Group to satisfy its obligations, including obligations under the notes.

      Publishing’s operations are conducted through its direct and indirect subsidiaries and affiliated companies. As a holding company, Publishing owns no significant assets other than its equity interest in its subsidiaries, and it is dependent upon the cash flow of its subsidiaries to meet its obligations. Accordingly, Publishing’s ability to make interest and principal payments when due to holders of new notes and its ability to purchase the new notes upon any change of control is dependent upon the receipt of sufficient funds from the subsidiaries in the Restricted Group, which may be restricted by statute and by the terms of any senior debt of such subsidiaries. Substantially all of the shares, properties and assets of our subsidiaries have been pledged to the lenders under the Senior Credit Facility. Publishing’s right to participate in the distribution of assets of any subsidiary or affiliated company upon its liquidation or reorganization will be subject to the prior claims of the creditors of such subsidiary or affiliated company, including trade creditors, except to the extent that Publishing may itself be a creditor with recognized claims against such subsidiary or affiliated company.

      Further, Publishing’s Canadian subsidiaries and other subsidiaries comprising the Unrestricted Group do not form part of the Restricted Group for purposes of the indenture governing the new notes. Therefore, any cash flow generated by these subsidiaries and the proceeds from any sale of these subsidiaries will not be available to support the obligations under the Notes and will not be subject to the restrictive covenants contained in the indenture (see “Description of Notes — Certain Covenants”).

Claims of creditors of Publishing’s subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over your claims.

      None of Publishing’s subsidiaries guarantee the new notes. As a result, the new notes are structurally subordinated to the prior payment in full of all indebtedness and other liabilities of Publishing’s subsidiaries. As of December 31, 2002, Publishing’s subsidiaries had $274.4 million of long-term debt (of which $265 million represents secured borrowings by FDTH under the Senior Credit Facility), excluding intercompany indebtedness. In addition to the debt of Publishing’s subsidiaries, Publishing had long-term debt of $810.0 million at December 31, 2002 including the notes that are the subject of this exchange offer and the senior subordinated notes due 2005, 2006 and 2007 of which $504.9 million was repaid in January 2003.

      Publishing’s right to receive assets from any of its subsidiaries upon the liquidation or reorganization of those subsidiaries will be effectively subordinated to the claims of the creditors of those subsidiaries, except to the extent that Publishing is recognized as a creditor of those subsidiaries. As noted above, Publishing is a holding company and relies on its subsidiaries for substantially all of its cash flow.

Substantially all of our assets secure Publishing’s and its U.K. subsidiaries’ obligations under the Senior Credit Facility.

      Publishing’s obligations under the new notes are unsecured while its obligations under the Senior Credit Facility are secured by a security interest in substantially all of our assets. In particular, Publishing’s borrowings under the Senior Credit Facility are guaranteed by Publishing’s material U.S. subsidiaries, while FDTH’s and Telegraph Group’s borrowings under the Senior Credit Facility are guaranteed by Publishing and its material U.S. and U.K. subsidiaries. Hollinger International Inc. is also a guarantor of the Senior Credit Facility. Publishing’s borrowings under the Senior Credit Facility are secured by substantially all of the assets of Publishing and its material U.S. subsidiaries, a pledge of all of the capital stock of Publishing and its material U.S. subsidiaries and a pledge of 65% of the capital stock of certain foreign subsidiaries. FDTH’s and Telegraph Group’s borrowings under the Senior Credit Facility are secured by substantially all of the assets of Publishing and its material U.S. and U.K. subsidiaries and a pledge of all of the capital stock of Publishing and its material U.S. and U.K. subsidiaries.

      If we default under the Senior Credit Facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we are unable to repay such indebtedness, the lenders could foreclose on the pledged stock of Publishing and our material subsidiaries and on the assets in which they have been granted a security interest. As of December 31, 2002, the new notes were structurally subordinated to $265 million of secured borrowings by FDTH under the Senior Credit Facility. In addition, $45 million of senior secured debt was available for borrowings under the revolving credit facility portion of the Senior Credit Facility.

Hollinger International Inc. has no material assets other than its ownership of Publishing’s capital stock.

      Hollinger International Inc. is a holding company with no material assets other than its ownership of 100% of Publishing’s capital stock (which stock is pledged to the lenders under the Senior Credit Facility) and certain other subsidiaries, cash and cash equivalents and certain receivables. In the event of a default, holders of notes may be unable to recover from Hollinger International Inc. their investment in the notes.

Restrictive covenants in the Notes and our other indebtedness could adversely affect our business by limiting our operating and strategic flexibility.

      The Senior Credit Facility and the indenture governing the notes contain restrictive covenants, subject to certain exceptions, that limit Publishing’s and the restricted subsidiaries’ ability to:

•	incur more debt or guarantee indebtedness;

•	pay dividends on their capital stock or redeem, repurchase or retire their capital stock or subordinated indebtedness, or make distributions or investments;

•	enter into transactions with affiliates;

•	create liens;

•	merge, consolidate or sell our assets;

•	sell or issue capital stock of Publishing’s restricted subsidiaries; and

•	create restrictions on the payment of dividends or other amounts to Publishing from its restricted subsidiaries.

      As a result of these covenants, our ability to respond to changing business and economic conditions may be significantly restricted and we may be prevented from engaging in transactions that might otherwise be beneficial to us. Any breach of these covenants could cause a default under the Senior Credit Facility or the notes.

Failure to meet obligations under the Senior Credit Facility could affect Publishing’s ability to repay the Notes.

      The Senior Credit Facility requires Publishing to maintain specified financial ratios and meet specific financial tests. Publishing’s failure to comply with these covenants could result in an event of default that, if not cured or waived, could cause the acceleration of Publishing’s debt under the Senior Credit Facility. If Publishing were unable to make this repayment or otherwise refinance these borrowings, our lenders could foreclose on our assets. If we were unable to refinance these borrowings on favorable terms, our costs of borrowing could increase significantly.

Publishing may not be able to finance a change of control offer required by the indenture.

      If we were to experience a change of control, the indenture governing the notes requires Publishing to offer to purchase all the notes then outstanding at 101% of their principal amount, plus accrued interest to the date of purchase. If a change of control were to occur, we cannot assure you that Publishing would have sufficient funds to purchase the notes. In addition, the Senior Credit Facility restricts Publishing’s ability to purchase the notes, even when Publishing is required to do so by the indenture in connection with a change of control. Further, similar change of control events may result in an event of default under the Senior Credit Facility and cause the acceleration of the debt thereunder. The inability to repay that debt, if accelerated, and to purchase all of the tendered notes in the event of a change of control, would constitute an event of default under the Indenture.

      We may enter into transactions, including acquisitions, refinancings, recapitalizations or highly leveraged transactions, that do not constitute a change of control under the Indenture. Any of these transactions may result in an increase in our debt or otherwise affect our capital structure, harm our credit ratings or have a material adverse effect on holders of the notes.

Lord Black is our controlling shareholder and there may be a conflict between his interests and your interests.

      Lord Black currently controls a majority of the voting power of the Company. Other shareholders will be unable to affect the outcome of stockholder voting as long as Lord Black retains his controlling interest.

      Hollinger Inc., our parent company, is controlled by Lord Black, Chairman of the Board and Chief Executive Officer of the Company and Hollinger Inc., through his direct and indirect ownership of Hollinger Inc.’s securities, principally through The Ravelston Corporation Limited (“Ravelston”), a corporation owned by Lord Black, Mr. F. David Radler, Mr. Daniel Colson, Mr. J.A. Boultbee, Mr. Peter Atkinson, Mr. Peter White, the estate of Mr. Dixon Chant and Mr. Charles Cowan (all of whom are current or former officers and/or directors of Hollinger Inc. and the Company). At December 31, 2002, by virtue of his control of Hollinger Inc. shares, Lord Black controlled a 72.8% voting interest in the Company. As a result of this controlling interest, Lord Black will be able to determine the outcome of all matters that require shareholder approval, including the election of directors, amendment of the Company’s charter and approval of significant corporate transactions. Lord Black will also have a significant influence over decisions affecting our capital structure, including the incurrence of additional indebtedness and the declaration of dividends.

      On March 10, 2003, in conjunction with a refinancing by Hollinger Inc., the Company repurchased 2,000,000 shares of Class A Common Stock from a subsidiary of Hollinger Inc. for cancellation. Further, 93,206 shares of Series E Preferred Stock held by the same subsidiary of Hollinger Inc. were redeemed for cancellation at the request of the holder. As a consequence, as of March 10, 2003, Lord Black controls a 72.6% voting interest in the Company. Additional information regarding these transactions is contained in the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders.

      We have been advised that Hollinger Inc. does not presently intend to reduce its voting power in our outstanding voting securities to less than 50%. We understand that neither Ravelston nor Lord Black presently intends to reduce its voting control over Hollinger Inc. such that a third party would be able to exercise effective control over it.

Our parent, Hollinger Inc., and its controlling stockholder, have outstanding secured indebtedness that, if foreclosed upon, could result in a change of control.

      Our parent, Hollinger Inc., has issued 11 7/8% senior secured notes due 2011 (“11 7/8% Senior Secured Notes”) in the principal amount of $120.0 million. The 11 7/8% Senior Secured Notes are secured by a pledge of 10,108,302 shares of our Class A Common Stock and all 14,990,000 shares of our Class B Common Stock held by Hollinger Inc. (the “Pledged Stock”). The indenture for the 11 7/8% Senior Secured Notes contains a number of provisions relating to events of default. Under certain circumstances, a default under the indenture governing Hollinger Inc.’s 11 7/8% Senior Secured Notes and foreclosure upon the Pledged Stock as security could, but would not necessarily, result in a change of control of the Company and Publishing that requires Publishing to repurchase the new notes under the change of control provisions of the indenture governing the new notes. If a foreclosure on the stock of the Company does not result in a change of control of Publishing, holders of Publishing’s new notes will not have any right to require Publishing to repurchase the new notes they hold.

Our parent, Hollinger Inc., requires the continuing financial support of The Ravelston Corporation Limited and Ravelston Management Inc.

      In the past, Hollinger Inc., has borrowed funds from Ravelston, its controlling stockholder, to partially fund its operating costs, including interest and preference share dividend obligations. Subsequent to December 31, 2002 and in conjunction with its March 2003 offering of the 11 7/8% Senior Secured Notes, Hollinger Inc. has entered into a support agreement with Ravelston Management Inc. (“RMI”) requiring minimum annual support payments from RMI. RMI’s failure to meet its obligations to Hollinger Inc. under the support agreement could have an adverse impact on Hollinger Inc. and, consequently, on us in the event that Hollinger Inc. sought protection from its creditors or a restructuring of its obligations in a Canadian or other court proceeding. The consequences for us of such action by Hollinger Inc. are difficult to predict but could include, among other things: a disruption or change in the terms and conditions of the administrative services provided to us and our subsidiaries; impairment of any intercompany receivables owed to us or our subsidiaries by Hollinger Inc.; repayment of any intercompany payables owed by us or our subsidiaries to Hollinger Inc. earlier than we had anticipated; a change of control of the Company with a consequential impact under the terms of our new notes and a downgrade in the credit rating or negative change in outlook assigned by the major credit rating agencies to the indebtedness of Publishing.

RATIO OF EARNINGS TO FIXED CHARGES

Hollinger International Inc. and Subsidiaries

	Year Ended December 31,

	1998	1999	2000	2001	2002

	(Dollars in thousands)
Ratio of earnings to fixed charges(1)	5.2	3.6	4.9
Deficiency of earnings available to cover fixed charges(1)				$(341,315)	$(123,727)

(1)	The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) Pre-tax income from continuing operations before adjustment for minority interest in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed income of equity investees. From the total of the added items, subtract the following: (a) interest capitalized, and (b) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting. The term “fixed charges” means the sum of the following: (a) interest expensed (excluding interest paid in connection with the Total Return Equity Swap) and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense (deemed to be one-third of minimum operating lease rentals), and (d) preference security dividend requirements of consolidated subsidiaries.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

      We issued an aggregate principal amount of $300 million of our 9% senior notes due 2010 in private placements to Wachovia Securities, Inc., as initial purchaser. Wachovia Securities, Inc. then resold those notes in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act. The old notes were issued, and the new notes will be issued, under an indenture, dated as of December 23, 2002, among Publishing, the Guarantor and Wachovia Trust Company, National Association, as trustee (the “Indenture”). We sold the old notes to Wachovia Securities, Inc., as purchaser, under a purchase agreement, by and between Wachovia Securities, Inc., us and the Guarantor. When we sold the old notes to Wachovia Securities, Inc., we also signed a Registration Rights Agreement in which we agreed to exchange all the issued and outstanding old notes for a like principal amount of our new notes to be issued in a registered offering. The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

      Subject to the terms and conditions set forth in this prospectus and in the letter of transmittal, we are offering to exchange up to $300 million in aggregate principal amount of our 9% senior notes due 2010 for an equal amount of our outstanding 9% senior notes due 2010.

      This prospectus and the enclosed letter of transmittal constitute an offer to exchange new notes for all of the issued and outstanding old notes. This exchange offer is being extended to all holders of the old notes. As of the date of this prospectus, $300 million aggregate principal amount of old notes due 2010 are outstanding. This prospectus and the enclosed letter of transmittal are first being sent on or about May 2, 2003, to all holders of old notes known to us.

      Subject to the conditions listed below, we will accept for exchange all old notes which are properly tendered on or prior to the expiration of the exchange offer and not withdrawn as permitted below. The exchange offer will expire at 5:00 p.m., New York City time, on May 26, 2003. However, if we, in our sole discretion, extend the period of time during which the exchange offer is open, the exchange offer will expire at the latest time and date to which we extend the exchange offer. Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions listed below under the caption “— Conditions to the Exchange Offer.”

      We expressly reserve the right, at any time and from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes. If we elect to extend the period of time during which the exchange offer is open, we will give you oral or written notice of the extension and delay, as described below. During any extension of the exchange offer, all old notes previously tendered and not withdrawn will remain subject to the exchange offer and may be accepted for exchange by us. We will return to the registered holder, at our expense, any old notes not accepted for exchange as promptly as practicable after the expiration or termination of the exchange offer. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer.

      We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange if any of the events described below under the caption “— Conditions to the Exchange Offer” should occur. We will give you oral or written notice of any amendment, termination or non-acceptance as promptly as practicable.

      Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to those old note holders who did not exchange their old notes for new notes. The terms of these additional exchange offers may differ from those applicable to this exchange offer. We may use this prospectus, as amended or supplemented from time to time, in connection with any additional exchange offers. These additional exchange offers, if made, would take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions contained in the prospectus and letter of transmittal we will distribute in connection with the additional exchange offers.

      Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes during that 180-day period following the effectiveness of this registration statement (excluding any period during which any stop order shall be in effect suspending the effectiveness of this registration statement or during which we have suspended the use of this prospectus). You should see the discussion under the caption “Plan of Distribution” on page 60 for more information.

Procedures for Tendering Old Notes

      Old notes tendered in the exchange offer must be in denominations of $1,000 principal amount and any integral multiple of $1,000.

When you tender your old notes, and we accept the old notes, this will constitute a binding agreement between you and us subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal. Unless you comply with the procedures described below under the caption “— Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•	tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wachovia Bank, National Association, as exchange agent, at the address listed below under the caption “— Exchange Agent”; or

•	tender your old notes by using the book-entry procedures described below under the caption “— Book-Entry Transfer” and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to Wachovia Bank, National Association, as exchange agent, at the address listed below under the caption “— Exchange Agent.”

      In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. The term “agent’s message” means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming a part of the book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from you that you have received and have agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you.

      The method of delivery of certificates for old notes, letters of transmittal, agent’s messages and all other required documents is at your election. If you deliver your old notes by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Do not send certificates for old notes, letters of transmittal or agent’s messages to us.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either a registered old note holder and have not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or you are exchanging old notes for the account of an eligible guarantor institution. An eligible guarantor institution means:

•	Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

•	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act);

•	Credit unions (as defined in Section 19B(1)(A) of the Federal Reserve Act);

•	National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act); and

•	Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

      If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an eligible guarantor institution. If you plan to sign the letter of transmittal but you are not the registered holder of the old notes — which term, for this purpose, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the owner of the old notes — you must have the old notes signed by the registered holder of the old notes and that signature must be guaranteed by an eligible guarantor institution. You may also send a separate instrument of transfer or exchange signed by the registered holder and guaranteed by an eligible guarantor institution, but that instrument must be in a form satisfactory to us, in our sole discretion. In addition, if a person or persons other than the registered holder or holders of old notes signs the letter of transmittal, certificates for the old notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders that appear on the certificates for old notes.

      All questions as to the validity, form, eligibility — including time of receipt — and acceptance of old notes tendered for exchange will be determined by us, in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of old notes improperly tendered or not accept any old notes, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration of the exchange offer — including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration of the exchange offer — including the terms and conditions of the letter of transmittal and the accompanying instructions — will be final and binding. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, Wachovia Bank, National Association, as exchange agent, nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will we have any liability for failure to give this notification.

      If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign the letter of transmittal or any certificates for old notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

      By tendering your old notes, you represent to us:

•	that you are not an “affiliate” of ours within the meaning of the Securities Act;

•	that you are not a broker-dealer receiving the new notes for your own account; and

•	you are acquiring the new notes in the ordinary course of your business, you are not participating in the distribution of the new notes and have no arrangements or understandings with any person to make a distribution of the new notes.

Acceptance of Old Notes for Exchange; Delivery of Notes

      Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the exchange offer, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice of acceptance to Wachovia Bank, National Association, as exchange agent, with written confirmation of any oral notice to be given promptly after any oral notice.

      For each outstanding note accepted for exchange in the exchange offer, the holder of the old note will receive a new note having a principal amount at maturity equal to that of the surrendered old note. Interest on the new note will accrue:

•	from the later of (a) the last date to which interest was paid on the old note surrendered in exchange for the new note and (b) if the old note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, the date to which interest will be paid on such interest payment date; or

•	if no interest has been paid on the old note, from and including December 23, 2002.

      Payments of interest, if any, on old notes that were exchanged for new notes will be made on each June 15th and January 15th during which the Notes are outstanding to the person who, at the close of business on the June 15th and January 15th next preceding the interest payment date, is the registered holder of the old notes if the record date occurs prior to the exchange, or is the registered holder of the new notes if the record date occurs on or after the date of the exchange, even if the old notes are cancelled after the record date and on or before the interest payment date.

      In addition, if

•	this registration statement is not filed on or prior to April 12, 2003, is not declared effective on or prior to May 15, 2003 or the exchange offer is not completed by the 30th day from the date this registration statement is so declared effective,

•	we are obligated to file a shelf registration statement and we fail to do so on or prior to the 30th day after the obligation arises or the shelf registration statement is not declared effective on or prior to the 90th day after the obligation arises, or

•	either the registration statement or the shelf registration statement is declared effective but then ceases to be effective or usable, we agree to pay liquidated damages of 0.5% per annum per $1,000 in principal amount of Notes for each 90 day period until all defaults have been cured, up to a maximum of 1.0% per annum per $1,000 in principal amount of Notes.

      In all cases, the issuance of new notes in exchange for old notes will be made only after Wachovia Bank, National Association, as exchange agent, timely receives either certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal. If for any reason we do not accept any tendered old notes or if old notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged old notes without expense to the registered tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company by using the book-entry procedures described below, the unaccepted or non-exchanged old notes will be credited to an account maintained with The Depository Trust Company. Any old notes to be returned to the holder will be returned as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

      Within two business days after the date of this prospectus, Wachovia Bank, National Association, as exchange agent, will establish an account at The Depository Trust Company for the old notes tendered in the exchange offer. Once established, any financial institution that is a participant in The Depository Trust Company’s systems may make book-entry delivery of old notes by causing The Depository Trust Company to transfer the old notes into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedures for transfer. Although delivery of the old notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile of the letter of transmittal, with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration of the exchange offer at one of the addresses listed below under the caption “— Exchange Agent.” In addition, the exchange agent must receive book-entry confirmation of transfer of the old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. If you cannot comply with these procedures, you may be able to use the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

      If you are a registered holder of the old notes and wish to tender your old notes, but

•	the certificates for the old notes are not immediately available,

•	time will not permit your certificates for the old notes or other required documents to reach Wachovia Bank, National Association, as exchange agent, before the expiration of the exchange offer, or

•	the procedure for book-entry transfer cannot be completed before the expiration of the exchange offer,

then you may effect a tender of your old notes if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration of the exchange offer, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, setting forth your name and address, and the amount of old notes you are tendering and stating that the tender is being made by notice of guaranteed delivery. These documents may be sent by overnight courier, registered or certified mail or facsimile transmission. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, in each case, within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

      You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

      For a withdrawal to be effective, a written notice of withdrawal must be received by Wachovia Bank, National Association, as exchange agent, prior to the expiration of the exchange offer at one of the addresses listed below under the caption “— Exchange Agent.” Any notice of withdrawal must specify the name of the person who tendered the old notes to be withdrawn, identify the old notes to be withdrawn, including the principal amount of the old notes, and, where certificates for old notes have been transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder. If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If old notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn old notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility — including time of receipt — of these notices will be determined by us. Our determination will be final and binding. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company by using the book-entry transfer procedures described above, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. Properly withdrawn old notes may be retendered at any time on or prior to the expiration of the exchange offer by following one of the procedures described above under “— Procedures for Tendering Old Notes.”

Conditions to the Exchange Offer

      Notwithstanding any other provision of the exchange offer, we will not be required to accept any old notes for exchange or to issue any Notes in exchange for old notes, and we may terminate or amend the exchange offer if, at any time before the acceptance of the old notes for exchange or the exchange of Notes for old notes, any of the following events occurs:

•	the exchange offer is determined to violate any applicable law or any applicable interpretation of the staff of the SEC;

•	an action or proceeding is pending or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•	any material adverse development occurs in any existing legal action or proceeding involving us;

•	we do not receive any governmental approval we deem necessary for the completion of the exchange offer; or

•	any of the conditions precedent to our obligations under the Registration Rights Agreement are not fulfilled.

      These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive any condition in whole or in part at any time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time. In addition, we will not accept any old notes for exchange or issue any new notes in exchange for old notes, if at the time a stop order is threatened or in effect which relates to:

•	the registration statement of which this prospectus forms a part; or

•	the qualification under the Trust Indenture Act of 1939 of the indenture under which the old notes were issued and the new notes will be issued.

Exchange Agent

      We have appointed Wachovia Bank, National Association as the exchange agent for the exchange offer. All completed letters of transmittal and agent’s messages should be directed to the exchange agent at one of the addresses listed below. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, agent’s messages and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

Attention: Marsha Rice

Corporate Trust Operations
1525 West W. T. Harris Blvd.
Charlotte, NC 28288

Delivery of a letter of transmittal or agent’s message to an address other than the address listed above or transmission of instructions by facsimile other than as set forth above is not valid delivery of the letter of transmittal or agent’s message.

Fees and Expenses

      The principal solicitation is being made by mail by Wachovia Bank, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

      Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

      We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in respect of the Exchange Offer.

Transfer Taxes

      You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

      If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

      Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

•	you are an “affiliate” of ours within the meaning of the Securities Act;

•	you are a broker-dealer receiving the new notes for your own account; or

•	you are participating in the distribution of the new notes or have an arrangements or understandings with any person to make a distribution of the new notes.

      We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the Notes. In addition, to comply with state securities laws, you may not offer or sell the Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Notes to “qualified institutional buyers” — as defined in Rule 144A of the Securities Act — is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the Notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF NOTES

      Publishing issued both the old notes and the Notes under an indenture, dated as of December 23, 2002, among Publishing, the Guarantor and Wachovia Trust Company, National Association, as trustee (the “Indenture”). The terms of the notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939.

      The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act. A copy of the form of Indenture will be made available upon request to Publishing.

      For definitions of certain capitalized terms used in the following summary, see “— Certain Definitions.” In this description, the term “Company” refers only to Hollinger International Inc. and not to any of its subsidiaries.

      The Indenture provides for the issuance by Publishing of notes with a maximum aggregate principal amount of $450,000,000, of which $300,000,000 will be issued in this offering. Publishing may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption “— Certain Covenants — Limitation on Indebtedness.” The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The notes will mature on December 15, 2010.

      Interest on the notes will accrue at the rate of 9% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2003. Publishing will make each interest payment to the holders of record on the immediately preceding June 1 and December 1, respectively.

      Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Principal of, premium, if any, and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of Publishing maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of Publishing by check mailed to the Person entitled to such interest as shown on the security register.

      The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. See “— Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

Optional Redemption

      The notes will be subject to redemption at any time on or after December 15, 2006, at Publishing’s option, in whole or in part, on not less than 30 nor more than 60 days’ prior notice by first class mail in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 15, of the years indicated below:

Redemption
Year	Price

2006	104.500%
2007	102.250%
2008 and thereafter	100.000%

in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

      In addition, at any time on or prior to December 15, 2005, Publishing may redeem up to 35% of the principal amount of notes issued under the Indenture with the net proceeds of a Public Equity Offering at 109.0% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

      If less than all of the notes are to be redeemed, the Trustee shall select the notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

Sinking Fund

      There will be no sinking fund payments for the notes.

Ranking

      The notes will be unsecured and will rank pari passu in right of payment with all other existing and future senior Indebtedness of Publishing, including Publishing’s Indebtedness under the Senior Credit Facility, and senior in right of payment to all existing and future subordinated Indebtedness of Publishing. Indebtedness of Publishing under the Senior Credit Facility will be secured by substantially all of the assets of Publishing and guaranteed by Publishing’s material U.S. subsidiaries, which guarantees will be secured by substantially all of the assets of such subsidiaries. Borrowings by Publishing under the Senior Credit Facility will also be unconditionally guaranteed by the Guarantor, which guarantee will be secured by a pledge of substantially all of the assets of the Guarantor, including the capital stock of Publishing. As a result, the notes and the Guarantor Guarantee will be effectively subordinated to Publishing’s and the Company’s Indebtedness under the Senior Credit Facility to the extent of the assets securing such Indebtedness. In addition, the notes will be structurally subordinated to all Indebtedness under the term loan portions of the Senior Credit Facility (representing $265,000,000 in aggregate principal amount) and any borrowings by the Telegraph Group under the revolving credit portion of the Senior Credit Facility. Moreover, all existing and future liabilities (including trade payables) of Publishing’s subsidiaries will be structurally senior to the notes.

Guarantee

      The Guarantor will irrevocably and unconditionally guarantee on an unsecured senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all the obligations of Publishing under the Indenture and the notes. The Guarantor has no material assets other than its ownership of 100% of Publishing’s capital stock (which stock will be pledged to the lenders under the Senior Credit Facility), stock of certain other subsidiaries, cash and cash equivalents and certain receivables.

Certain Covenants

Limitation on Indebtedness

      Publishing will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness) except for (x) Indebtedness of Publishing or (y) Indebtedness of a Restricted Subsidiary constituting Acquired Indebtedness or Permitted Subsidiary Indebtedness, provided that, in the case of the foregoing clauses (x) and (y), the Consolidated Cash Flow Ratio for Publishing and the Restricted Subsidiaries for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period is not greater than (A) for the period commencing on the date of the Indenture and ending December 31, 2004, 6.0:1.0, and (B) from and after January 1, 2005, 5.5:1.0. For purposes of determining the Consolidated Cash Flow Ratio for any period, pro forma effect shall be given to (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the Incurrence, repayment or retirement of any other Indebtedness by Publishing and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was Incurred, repaid or retired at the beginning of such four-quarter period; (iii) in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and (iv) any acquisition or disposition by Publishing and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale or any related repayment of Indebtedness, in each case since the first day of such four-quarter period (as if such acquisition or disposition had been consummated on the first day of such four-quarter period).

      For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

      (a) Publishing will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend or make any other distribution or payment on or in respect of Publishing’s Capital Stock (including dividends or distributions of the Capital Stock of any Subsidiary), or make any other payment to the direct or indirect holders (in their capacities as such) of Publishing’s Capital Stock (other than (x) the Permitted Distribution and (y) dividends or distributions payable in shares of Publishing’s Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

(ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of Publishing or any Capital Stock of any Affiliate of Publishing (other than Capital Stock of any Restricted Subsidiary or Capital Stock of a Person that is, or immediately following such repurchase will become, a Restricted Subsidiary), or options, warrants or other rights to acquire such Capital Stock;

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than Subordinated Indebtedness owing by Publishing to any Restricted Subsidiary, by any Restricted Subsidiary to Publishing or by any Restricted Subsidiary to any other Restricted Subsidiary);

(iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (x) dividends and distributions on Preferred Stock of Restricted Subsidiaries or (y) dividends and distributions made to any Person on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock, except that, in the case of the Capital Stock of a Restricted Subsidiary that has provided a Guarantee, (i) no Default or Event of Default shall have occurred and be continuing; and (ii) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary shall have an Acceleration Right);

(v) Incur, create or assume any guarantee of Indebtedness of any Affiliate of Publishing (other than a Restricted Subsidiary of Publishing);

(vi) make any Restricted Investment in any Person; or

(vii) designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(any of the payments described in paragraphs (i) through (vii) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution):

      (1) no Default or Event of Default shall have occurred and be continuing;

      (2) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary shall have an Acceleration Right;

      (3) immediately before and immediately after giving effect to such transaction on a pro forma basis, Publishing could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under the “Limitation on Indebtedness” covenant and

      (4) the aggregate amount expended by Publishing and its Restricted Subsidiaries (provided that, in the case of a Restricted Payment by a Restricted Subsidiary, such Restricted Payment is calculated for the purposes of this paragraph (4) by multiplying the amount of the Restricted Payment by the percentage of Publishing’s common equity interest in such Restricted Subsidiary at the time of such Restricted Payment) in connection with all Restricted Payments made subsequent to the Closing Date shall not exceed the sum of:

(i) Publishing’s Cumulative Credit (or, in the event such aggregate Cumulative Credit shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) from October 1, 2002; plus

(ii) 100% of the Net Cash Proceeds received by Publishing from any Person (other than a Restricted Subsidiary) from the issuance and sale subsequent to the Closing Date of Qualified Capital Stock of Publishing (excluding any such Net Cash Proceeds (A) from issuances and sales of Qualified Capital Stock where the purchase is financed directly or indirectly using funds borrowed from Publishing or any Subsidiary of Publishing, and (B) to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness of Publishing as set forth in (b)(ii) and (iii) below); plus

(iii) 100% of the Net Cash Proceeds received by Publishing from any Person (other than from a Restricted Subsidiary) from the issuance or exercise of options or warrants on Qualified Capital Stock of Publishing subsequent to the Closing Date (except to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness of Publishing as set forth in (b)(ii) and (iii) below); plus

(iv) 100% of the Net Cash Proceeds received after the Closing Date by Publishing from cash capital contributions made to Publishing (other than from a Restricted Subsidiary); plus

(v) 100% of the Net Cash Proceeds received by Publishing from any Person (other than from a Restricted Subsidiary) from the conversion into Qualified Capital Stock of convertible Indebtedness or convertible Preferred Stock issued and sold after the Closing Date; plus

(vi) 100% of the aggregate net proceeds of any (A) sale or other disposition of Restricted Investments (which Investment was made after the Closing Date) made by Publishing or a Restricted Subsidiary of Publishing, (B) dividends or other distributions, whether liquidating or otherwise, from, or the sale of capital stock of, an Unrestricted Subsidiary, or (C) dividends or other distributions, whether liquidating or otherwise, from Restricted Investments (which Investment was made after the Closing Date); plus

(vii) with respect to any Unrestricted Subsidiary that is redesignated by the Board of Directors as a Restricted Subsidiary, an amount equal to the lower of (x) the fair market value (as determined by a majority of the Independent Directors of the Board of Directors and evidenced by a Board Resolution) of Publishing’s or a Restricted Subsidiary’s interest in such Unrestricted Subsidiary or (y) the amount of the original Investment by Publishing or such Restricted Subsidiary in such Unrestricted Subsidiary plus any additional Investment made in such Unrestricted Subsidiary after the date such Subsidiary was so designated; provided that in determining the amount of the Investment by Publishing or such Restricted Subsidiary in (A) any Subsidiary designated as an Unrestricted Subsidiary as of the date of the Indenture, such amount shall be the fair market value of such Unrestricted Subsidiary as at the date of the Indenture, (B) any Restricted Subsidiary that is designated as an Unrestricted Subsidiary after the date of the Indenture, such amount shall be the fair market value of such Unrestricted Subsidiary as at the date of such designation, and (C) any Investment made in an Unrestricted Subsidiary after the date such Subsidiary was so designated, such amount shall be equal to the cash amount so invested or the fair market value of any property contributed; plus

(viii) $30,000,000.

      (b) Notwithstanding the foregoing, and, in the case of clauses (ii) through (vi) below, so long as (1) there is no Default or Event of Default continuing and (2) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary have an Acceleration Right, the foregoing provisions will not prohibit the following actions ( clauses (i) through (vi) being referred to as “Permitted Payments”):

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this section and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this covenant;

(ii) any repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of Publishing in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Restricted Subsidiary) of other Qualified Capital Stock of Publishing; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clauses (4)(ii) and (4)(iii) of paragraph (a) of this covenant;

(iii) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Restricted Subsidiary of Publishing) of any Qualified Capital Stock of Publishing; provided that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clauses (4)(ii) and (4)(iii) of paragraph (a) of this section; and

(iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the issuance of new Subordinated Indebtedness of Publishing; provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if the Subordinated Indebtedness so refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinanced Indebtedness and any reasonable out-of-pocket expenses of Publishing Incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the notes; and (4) is expressly subordinated in right of payment to the notes at least to the same extent as the Indebtedness to be refinanced;

(v) loans, advances, dividends or distributions to the Company in amounts not to exceed $1,000,000 per year to permit the Company to repurchase, redeem or otherwise acquire or retire any shares of its Capital Stock from employees, former employees or their estates upon disability, death, retirement or termination of employment; and

(vi) tax payments pursuant to a Tax Sharing Agreement to the extent that the aggregate amount of such payments do not exceed the aggregate amount of the tax payments that Publishing and the Restricted Subsidiaries would have been required to make if they alone constituted a single consolidated tax group.

      For purposes of this “Limitation on Restricted Payments” covenant, if the Board of Directors designates a Restricted Subsidiary as an Unrestricted Subsidiary, a “Restricted Payment” shall be deemed to have been made in an amount equal to the fair value of the Investment of Publishing and its other Restricted Subsidiaries in such Unrestricted Subsidiary as determined by the Board of Directors with the concurrence of a majority of the Independent Directors (there being at least one Independent Director), whose good faith determination shall be conclusive. If a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be in an amount equal to the fair market value of the non-cash portion of such Restricted Payment as determined by the Board of Directors, whose good faith determination shall be conclusive.

Limitation on Transactions with Affiliates

      Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Publishing (other than Publishing or a Restricted Subsidiary) unless (a) such transaction or series of related transactions is on terms that are no less favorable to Publishing or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party and (b) with respect to any transaction or series of related transactions involving aggregate payments in excess of $5,000,000, Publishing delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the Independent Directors of the Board of Directors; provided that any transaction or series of related transactions otherwise permitted under this paragraph (other than any transaction or series of related transactions with respect to the making of any Restricted Payment permitted pursuant to the “Limitation on Restricted Payments” covenant described above) pursuant to which Publishing or any Restricted Subsidiary shall receive or render value exceeding $15,000,000 shall not be permitted unless, prior to the consummation of any such transaction or series of related transactions, Publishing shall have received an opinion, from an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of transactions, that such transaction is fair to Publishing from a financial point of view; provided further, that this covenant shall not apply to

(i) transactions or agreements as in effect or securities outstanding on the date of the Indenture (provided that any amendment to any existing agreement, and any transaction pursuant to the Business Opportunities Agreement, shall require approval pursuant to this covenant; notwithstanding the foregoing, any amendment to the Services Agreement or the Business Opportunities Agreement shall only require the approval of a majority of the Independent Directors); (ii) directors’ fees approved by the Board of Directors; (iii) any employee benefit plan or arrangement entered into or made available to officers or other employees of Publishing or the Restricted Subsidiaries in the ordinary course of business; (iv) sales by Publishing and its Restricted Subsidiaries of their products in the ordinary course of business on arm’s-length terms; (v) tax payments pursuant to a Tax Sharing Agreement to the extent that the aggregate amount of such payments do not exceed the aggregate amount of the tax payments that Publishing and the Restricted Subsidiaries would have been required to make if they alone constituted a single consolidated tax group; (vi) loans, advances, dividends or distributions by Publishing to the Guarantor in amounts and for the purpose permitted by clause (v) of paragraph (b) of the “Limitation on Restricted Payments” covenant described above; and (vii) payments made to The Ravelston Corporation Limited pursuant to the Services Agreement that constitute the reimbursement for the fair value (as determined by a majority of the Independent Directors serving on an Independent Committee) of services received by Publishing or a Restricted Subsidiary consistent with past practices.

Limitation on Liens

      (a) We will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the notes, prior to) the obligation or liability secured by such Lien.

      (b) The foregoing limitation does not apply to:

(i) Liens securing Indebtedness incurred under the Senior Credit Facility that is permitted to be incurred under the “Limitation on Indebtedness” covenant;

(ii) Liens existing on the Closing Date;

(iii) Liens granted after the Closing Date on any assets or Capital Stock of the Guarantor or its Restricted Subsidiaries created in favor of the Holders;

(iv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Guarantor or a Restricted Subsidiary to secure Indebtedness owing to the Guarantor or such other Restricted Subsidiary;

(v) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (x) of the definition of “Permitted Indebtedness”; provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(vi) Liens on any property or assets or capital stock of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under the “Limitation on Indebtedness” covenant; or

(vii) Permitted Liens.

Limitation on Issuances of Guarantees of Indebtedness

      (a) Publishing will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Publishing (other than pursuant to the Senior Credit Facility) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a senior Guarantee of the notes and if such Indebtedness of Publishing is by its terms pari passu with or expressly subordinated to the notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be pari passu with or subordinated to such Restricted Subsidiary’s Guarantee to the same extent as such Indebtedness is pari passuwith or subordinated to the notes.

      (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the notes that is provided pursuant to the foregoing paragraph may provide by its terms that it shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer, to any Person not an Affiliate of Publishing, of all of Publishing’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is in compliance with the Indenture, (ii) if the Restricted Subsidiary issuing such Guarantee ceases to be a Restricted Subsidiary or (iii) upon the release by the holders of the Indebtedness of Publishing described in paragraph (a) above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of Publishing or any Restricted Subsidiary has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

Limitation on Sale of Assets

      (a) Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i) at least 75% of the proceeds from such Asset Sale are received in cash (provided that the amount of (A) any Pari Passu Indebtedness of Publishing or Indebtedness of any such Restricted Subsidiary that is pari passu with any guarantee of the notes (as shown on Publishing’s or such Restricted Subsidiaries’ most recent balance sheet or in the notes thereto) of Publishing or any such Restricted Subsidiary that is assumed by the transferee of any asset in connection with any Asset Sale and (B) any deferred payment obligations received by Publishing or any such Restricted Subsidiary as proceeds of an Asset Sale that are concurrently with the Asset Sale converted into cash without recourse to Publishing or any of its Restricted Subsidiaries shall be deemed to be cash for purposes of this provision; provided further that, for purposes of this clause (i), “cash” shall include any cash proceeds received from the sale of securities received in an Asset Sale as long as at the time of such Asset Sale, Publishing or its Restricted Subsidiary, as applicable, has entered into a legally binding agreement for the sale of such securities and such securities are sold within 90 days of such Asset Sale; and provided further that this clause (i) shall not apply to

(x) Newspaper Businesses received by Publishing or a Restricted Subsidiary from the transferee as consideration for an Asset Sale (an “Asset Swap”) so long as, immediately before and immediately after giving effect to such transaction on a pro forma basis, Publishing could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described above under “Limitation on Indebtedness,”

(y) a CST Real Estate Transaction or

(z) a Permitted Real Estate Sale, and

(ii) Publishing or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors of Publishing and evidenced by a Board Resolution). The value of any properties or assets (other than cash) received pursuant to an Asset Sale shall be determined by the Board of Directors of Publishing and evidenced by a Board Resolution; provided that if the value of the asset which is the subject of the Asset Sale is in excess of $25,000,000, the value of the properties or assets received shall be determined by an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of assets (provided that for purposes of this sentence, any CST Real Estate Transaction (other than pursuant to an agreement in effect on the date of the Indenture) shall be deemed to involve an asset whose value exceeds $25,000,000).

      (b) Publishing will, and will cause its Restricted Subsidiaries to, apply 100% of the Net Cash Proceeds of any Asset Sale

(i) first, (A) to the extent Publishing elects (or is required under the terms of such Indebtedness), to the permanent repayment of any Pari Passu Indebtedness outstanding as of the date of the Asset Sale as permitted or required by the terms thereof, (B) to the extent Publishing elects, to the reinvestment by Publishing or such Restricted Subsidiary in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Publishing or its Restricted Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto, or (C) to the extent Publishing elects, to the making of an offer to purchase (an “Offer”), out of such amount of the Net Cash Proceeds as Publishing shall determine to allocate for such purpose (the “Allocated Proceeds”), a principal amount of notes equal to the Securities Amount (as defined in clause (c) below) and (to the extent so required by the terms of the debt instrument governing such Indebtedness) a principal amount of Pari Passu Indebtedness equal to the Pari Passu Amount (as defined in clause (c) below), any such Offer pursuant to this clause (b)(i)(C) to be conducted in accordance with the procedures set forth in clause (c) below (substituting the term “Allocated Proceeds” in place of any reference therein to “Excess Proceeds”) and in the Indenture (with any Deficiency (as defined in clause (c) below) occurring after such Offer to be excluded from the calculation of Excess Proceeds and treated the same as a Deficiency occurring after an Offer made using Excess Proceeds), any such application pursuant to clauses (A), (B) and (C) to be made within 12 months of receipt of such Net Cash Proceeds;

(ii) second, to the extent of the balance of such Net Cash Proceeds after application in accordance with clause (i) above, to make an Offer to purchase notes pursuant to and subject to the conditions set forth below; provided, however, that if Publishing elects (or is required by the terms of any Pari Passu Indebtedness), such Offer may be made ratably to purchase the notes and any Pari Passu Indebtedness of Publishing (any Net Cash Proceeds from Asset Sales (excluding any Deficiency resulting from an Offer made using Allocated Proceeds pursuant to clause (b)(i)(C)) that are not applied as provided in clause (i) above shall constitute “Excess Proceeds”); and

(iii) third, to the extent of the balance of any Excess Proceeds after application in accordance with clauses (i) and (ii) above, for any general corporate purpose permitted pursuant to the terms of the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clauses (i)(A), (i)(C) and (ii) above, Publishing or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

      (c) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, Publishing will apply the Excess Proceeds to the repayment of the notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (i) Publishing will make an offer to purchase (an “Offer”) from all holders of the notes, in accordance with the procedures set forth in the Indenture, the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the “Securities Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes, and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all notes tendered) and (ii) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, Publishing will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Securities Amount; provided that in no event will the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date (the “Purchase Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to the Offer is less than the Securities Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), Publishing may use such Deficiency for any purpose not otherwise prohibited by the Indenture. Upon completion of the purchase of all notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

      (d) Whenever the aggregate amount of Excess Proceeds received by Publishing exceeds $10,000,000, such Excess Proceeds will, prior to the purchase of notes or any Pari Passu Indebtedness described in paragraph (c) above, be set aside by Publishing in a separate account pending (i) deposit with the depository or a paying agent of the amount required to purchase the notes or Pari Passu Indebtedness tendered in an Offer or Pari Passu Offer and (ii) delivery by Publishing of the Offered Price to the holders of the notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer. Such Excess Proceeds may be invested in Temporary Cash Investments; provided that the maturity date of any such investment made after the amount of Excess Proceeds equals or exceeds $10,000,000 shall not be later than the Purchase Date. Publishing shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; provided that Publishing will not be entitled to such interest and will not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

      (e) If Publishing becomes obligated to make an Offer pursuant to paragraph (c) above, the notes will be purchased by Publishing, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for Publishing to comply with the requirements under the Exchange Act, subject to proration in the event the Securities Amount is less than the aggregate Offered Price of all notes tendered.

      (f) Publishing will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

      (g) Publishing will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the Closing Date as such Indebtedness may be refinanced from time to time or (ii) the Senior Credit Facility; provided, in each case, that such restrictions are no less favorable to the holders of notes than those existing on the date of the Indenture) that would expressly impair the ability of Publishing to make an Offer to purchase the notes or, if such Offer is made, to pay for the notes tendered for purchase.

Purchase of notes upon a Change of Control

      If a Change of Control occurs at any time, each holder with respect to notes will have the right to require that Publishing purchase such holder’s notes in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and the other procedures set forth in the Indenture.

      Within 30 days following any Change of Control, Publishing shall notify the Trustee thereof and give written notice of such Change of Control to each holder of notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, (i) the purchase price, (ii) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act, (iii) that any notes not tendered will continue to accrue interest, (iv) that, unless Publishing defaults in the payment of the purchase price, any notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date and (v) certain other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

      If a Change of Control Offer is made, there can be no assurance that Publishing will have available funds sufficient to pay the Change of Control Purchase Price for any or all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer and, accordingly, none of the holders of the notes may receive the Change of Control Purchase Price for their notes in the event of a Change of Control. The failure of Publishing to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the notes the rights described under “Events of Default.”

      The existence of a holder’s right to require Publishing to repurchase such holder’s notes upon a Change of Control may deter a third party from acquiring us in a transaction which constitutes a Change of Control.

      The provisions of the Indenture may not afford holders of notes the right to require Publishing to repurchase the notes in the event of a highly leveraged transaction or certain transactions with Publishing’s management or its Affiliates or the management of the Guarantor or Hollinger Inc. or their Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of Publishing by its management or Affiliates) involving Publishing that may adversely affect holders of the notes, or in the event of an acceleration by the lenders of Hollinger Inc. that results in the foreclosure by such lenders upon shares of the Guarantor pledged as security for any obligations owed to such lenders, if any such transaction or event is not a transaction or event defined as a Change of Control. Reference is made to “Certain Definitions” for the definition of “Change of Control.” A transaction involving Publishing’s management or its Affiliates or the management of the Guarantor or Hollinger Inc. or their Affiliates, or a transaction involving a recapitalization of Publishing, may result in a Change of Control if it is the type of transaction specified by such definition.

      Publishing will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

      Publishing shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture as such Indebtedness may be refinanced from time to time or (ii) the Senior Credit Facility; provided, in each case, that such restrictions are no less favorable to the Holders than those existing on the date of the Indenture) that would expressly impair the ability of Publishing to make a Change of Control Offer to purchase the notes or, if such Change of Control Offer is made, to pay for the notes tendered for purchase.

Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries

      Publishing will not permit:

(i) any Restricted Subsidiary to issue any Capital Stock (other than to Publishing or any Restricted Subsidiary) or

(ii) any Person (other than Publishing or a Restricted Subsidiary) to acquire any Capital Stock of any Restricted Subsidiary from Publishing or any Restricted Subsidiary,

except if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary or if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and Publishing’s Investment in such Person after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant as if made on the date of such issuance or sale (and such Investment shall be deemed to be an Investment made for the purposes of such covenant). The proceeds of any issuance or sale of such Capital Stock permitted hereby will be treated as Net Cash Proceeds from an Asset Sale and must be applied in accordance with the terms of the “Limitation on Sale of Assets” covenant.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

      Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to Publishing or any other Restricted Subsidiary, (b) pay any Indebtedness owed to Publishing or any Restricted Subsidiary, (c) make any Investment in Publishing or (d) transfer any of its properties or assets to Publishing or any Restricted Subsidiary, except (i) any encumbrance or restriction pursuant to or in connection with the Senior Credit Facility as in effect on the date of the Indenture or any other agreement in effect on the date of the Indenture, (ii) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of Publishing on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of Publishing and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (iii) any encumbrance or restriction pursuant to or in connection with documents existing or securing any Permitted Subsidiary Indebtedness that is not materially more restrictive than the terms of any such restrictions existing on the date of the Indenture or the date such Subsidiary becomes a Restricted Subsidiary, as determined in good faith by an officer of Publishing, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Publishing or any Restricted Subsidiary and (v) any encumbrance or restriction existing under any amendments, modifications, restatements, renewals, supplements, replacements or refinancings of the agreements containing the encumbrances or restrictions in the foregoing clauses (i), (ii) and (iii) provided that the terms and conditions of any such encumbrances or restrictions, taken as a whole, are not materially less favorable to the holders of the notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Provision of Financial Statements

      Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, it will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that it would have been required to file with the SEC pursuant to such Sections 13(a) or 15(d) of the Exchange Act, including any information relating to Publishing as may be required by Regulation S-X under the Exchange Act or by the SEC, if it were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which it would have been required so to file such documents if it were so subject. The Company will in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders of notes, as their names and addresses appear in the security register, without cost to such holders of notes and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of notes at Publishing’s cost.

Limitation on the Designation of Unrestricted Subsidiaries

      (a) The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if (i) such action is in compliance with the “Limitation on Restricted Payments” covenant described above and (ii) such action complies with the definition of “Unrestricted Subsidiaries.”

      (b) The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), Publishing could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “Limitation on Indebtedness” covenant described above.

Additional Covenants

      The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; (vii) maintenance of insurance; and (viii) statement by officers as to default.

Consolidation, Merger, Sale of Assets

      The Indenture will provide that Publishing shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions (other than, in the case of a Restricted Subsidiary, such a consolidation, merger or transfer with or to one or more Restricted Subsidiaries) if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Publishing and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (a) either (i) Publishing shall be the continuing corporation or (ii) the Person (if other than Publishing) formed by such consolidation or into which Publishing is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Publishing and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes by a supplemental indenture in form and substance reasonably satisfactory to the Trustee, all the obligations of Publishing under the notes and the Indenture, and the Indenture will remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (c) immediately after giving effect to the transaction on a pro forma basis, the Consolidated Net Worth of the Surviving Entity is not less than the Consolidated Net Worth of Publishing and the Restricted Subsidiaries immediately prior to the transaction; (d) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), Publishing (or the Surviving Entity if Publishing is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the “Limitation on Indebtedness” covenant in the Indenture (other than Permitted Indebtedness); (e) if any of the property or assets of Publishing or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the “Limitation on Liens” covenant in the Indenture are complied with; and (f) Publishing or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with.

      The Company will not, in a single transaction or series of related transactions, consolidate with or merge with or into any other Person (other than Publishing, in which case the requirements of the foregoing paragraph would apply), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person (other than Publishing) if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto: (a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture; (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (c) the Company shall have delivered or caused to be delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture.

      In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which Publishing or the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Publishing or the Company, and Publishing or the Company, as the case may be, will be discharged from all obligations and covenants under the Indenture, the notes and such Guarantee; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the notes or such Guarantee, as the case may be.

Events of Default

      An Event of Default with respect to the notes will occur under the Indenture if:

(i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note when and as the same shall become due and payable at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of Publishing under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in paragraphs (i) or (ii) or in clauses (b) and (c) of this paragraph (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to Publishing by the Trustee or (y) to Publishing and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; (b) there shall be a default in the performance or breach of the provisions described above under “Consolidation, Merger, Sale of Assets;” or (c) Publishing shall have failed to make or consummate a Change of Control Offer in accordance with the “Purchase of notes upon a Change of Control” covenant in the Indenture;

(iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which Publishing, the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $7,500,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

(v) any Guarantee relating to the notes shall for any reason cease to be, or be asserted in writing by any guarantor or Publishing not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(vi) one or more final judgments, orders or decrees for the payment of money in excess of $7,500,000, either individually or in the aggregate, shall be entered against Publishing, the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) enforcement proceedings shall have been commenced upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(vii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of Publishing, any guarantor or any Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging Publishing, any guarantor or any Material Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Publishing, any guarantor or any Material Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Publishing, any guarantor or any Material Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(viii) (a) Publishing, any guarantor or any Material Restricted Subsidiary shall commence a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) Publishing, any guarantor or any Material Restricted Subsidiary consents to the entry of a decree or order for relief in respect of Publishing, such guarantor or such Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) Publishing, any guarantor or any Material Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) Publishing, any guarantor or any Material Restricted Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Publishing, such guarantor or such Material Restricted Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) Publishing, any guarantor or any Material Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (viii).

      If an Event of Default (other than as specified in paragraphs (vii) and (viii) of the prior paragraph with respect to Publishing) occurs and is continuing with respect to the notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may, and the Trustee upon the request of the holders of not less than 25% in the aggregate principal amount of the outstanding notes shall, declare the principal amount of all the notes to be due and payable immediately in an amount equal to the principal amount of the notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the date the notes shall have become due and payable, by a notice in writing to Publishing (and to the Trustee if given by the holders of the notes) and, if the Senior Credit Facility is in effect, to the Agent under the Senior Credit Facility, and upon any such declaration such amount shall become immediately due and payable; and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of the notes. If an Event of Default specified in clause (vii) or (viii) of the prior paragraph occurs with respect to Publishing and is continuing, then all the notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the date the notes become due and payable, without any declaration or other action on the part of the Trustee or any holder.

      After a declaration of acceleration has been made with respect to the notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding notes, by written notice to Publishing and the Trustee, may rescind and annul such declaration and its consequences if (a) Publishing has paid or irrevocably deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all outstanding notes, (iii) the principal of and premium, if any, on any outstanding notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates presented therefor by the terms of the notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates presented therefor by the terms of the notes; and (b) all Events of Default with respect to the notes, other than the nonpayment of principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived.

      The holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all the notes waive any past defaults under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

      Publishing is required to notify the Trustee within five business days of the occurrence of any Default.

      The Trust Indenture Act of 1939 contains limitations on the rights of the Trustee, should it become a creditor of Publishing or any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance or Covenant Defeasance

      Publishing may, at its option and at any time (provided, that Publishing obtains all legal opinions and complies with all other requirements under the Indenture), elect to have the obligations of Publishing and any Guarantor discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that Publishing and any Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the defeased Notes (which shall thereafter be deemed to be “Outstanding” only for purposes of the provisions of the Indenture governing the money or U.S. Government Obligations deposited in trust pursuant to the provisions described in the following paragraph, and for purposes of the provisions governing the rights of holders of the defeased Notes and the obligations of Publishing described in the following clauses (i) and (ii)) and to have satisfied all its other obligations under the Notes and the Indenture, except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) Publishing’s obligations with respect to the Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, Publishing may, at its option and at any time, elect to have the obligations of Publishing released with respect to certain covenants (provided that Publishing’s obligations to pay interest, premium, if any, and principal on the Notes shall remain in full force and effect as long as the Notes are outstanding), that are described in the Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes. In the event of covenant defeasance, the defeased the Notes will thereafter be deemed to be not “Outstanding” for purposes of any direction, waiver, consent or declaration or Acts of Holders in connection with the covenants from which Publishing has been released, but shall continue to be deemed “Outstanding” for all other purposes under the Indenture.

      In order to exercise either defeasance or covenant defeasance, (i) Publishing must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal (or on any date selected by Publishing on which the Defeased Notes may be redeemed in whole at the option of Publishing (such date being referred to as the “Defeasance Redemption Date”), if when exercising either defeasance or covenant defeasance, Publishing has delivered to the Trustee irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date); (ii) in case of defeasance, Publishing shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) Publishing has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, Publishing shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vii) or (viii) under the first paragraph under “Events of Default” above are concerned, at any time during the period ending on the 121st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of Publishing; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture; (vii) Publishing shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (viii) Publishing shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by Publishing with the intent of preferring the holders of the Notes over the other creditors of Publishing with the intent of defeating, hindering, delaying or defrauding creditors of Publishing; (ix) no event or condition shall exist that would prevent Publishing from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 121st day after the date of such deposit; and (x) Publishing shall have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

      The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment funds have been deposited in trust by Publishing and thereafter repaid to Publishing or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Publishing, and Publishing has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on such Notes, at such Maturity, Stated Maturity or redemption date; (ii) Publishing has paid or caused to be paid all other sums payable under the Indenture by Publishing; and (iii) Publishing has delivered to the Trustee an officers’ certificate and an opinion of counsel in the United States each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, the Indenture.

Modifications and Amendments

      Modifications and amendments of the Indenture with respect to the Notes may be made by Publishing and the Trustee with the consent of greater than 50% of the holders in aggregate outstanding principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note or waive a default in the payment of the principal or interest on any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; (ii) amend, change or modify the obligation of Publishing to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Purchase of Notes on

Change of Control” covenant in the Indenture including amending, changing or modifying any definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; (v) except as otherwise permitted under “Consolidation, Merger, Sale of Assets” above, consent to the assignment or transfer by Publishing or the Company of any of its respective rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any guarantee in any manner adverse to the holders of the Notes.

      The holders of greater than 50% in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

      The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Certain Definitions

      The Indenture contains the following certain definitions:

      “Acceleration Right” means a right, which at the time is immediately exercisable (without further notice or lapse of time), by the holders or a trustee to cause the acceleration of the maturity of Indebtedness of Publishing or a Restricted Subsidiary having an aggregate principal amount outstanding of at least $7,500,000;

      “Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

      “Affiliate” means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such Person’s equity ownership or Voting Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings relative to the foregoing.

      “Agent” means Wachovia Bank, National Association., the administrative agent under the Senior Credit Facility, and its successors and assigns.

      “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction but not the grant of a pledge or security interest) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of Publishing or any of its Restricted Subsidiaries; or (iii) any other properties or assets (other than cash) of Publishing or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include (A) any transfer of properties and assets, in a single transaction or series of related transactions, that is governed by the provisions described under “Consolidation, Merger, Sale of Assets,” (B) any transfer of properties and assets from any

Restricted Subsidiary to Publishing in accordance with the terms of the Indenture, (C) any transfer of properties and assets, in a single transaction or series of related transactions, having a market value of less than $5,000,000 (it being understood that if the market value of the properties or assets being transferred exceeds $5,000,000, the entire value and not just the portion in excess of $5,000,000, shall be deemed to have been the subject of an Asset Sale), (D) any transfer of properties and assets which are obsolete (in the case of equipment) to Publishing’s and its Restricted Subsidiaries’ businesses, (E) any transfer of properties and assets to any Restricted Subsidiary, and (F) any transfer of properties and assets from any Restricted Subsidiary to any other Restricted Subsidiary.

      “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

      “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      “Board of Directors” means the board of directors of Publishing or any duly authorized committee of such board.

      “Board Resolution” means a copy of a resolution certified by an Officer of Publishing to have been duly adopted by the board of directors of Publishing or a duly authorized committee of such board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      “Business Opportunities Agreement” means the Business Opportunities Agreement dated as of February 7, 1996, between the Company and Hollinger Inc. and any amendment, modification or supplement thereto or restatement thereof and any similar agreements entered into after the date of the original issuance of the Notes in accordance with the terms of the Indenture.

      “Capital Lease Obligation” of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

      “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock and options, warrants or other rights to acquire such Person’s capital stock.

      “Cash Equivalents” means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of Publishing organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody’s or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; and (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

      “Change of Control” means the occurrence of any of the following:

      (a) there is a report filed on Schedule 13D, 14D-1 or 14D-1F (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for purposes of this definition, as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing), other than any person consisting solely of Lord Black (or his heirs, executors or legal representatives) and his Affiliates, has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of Voting Stock representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc., the Company or Publishing then outstanding; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) any securities if such beneficial ownership (A) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable law, and (B) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

      (b) there is a report filed or required to be filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term “offeror” is defined in Section 89(1) of Securities Act (Ontario) for the purpose of Section 101 of such Securities Act or any successor provision of the foregoing) other than any person consisting solely of Lord Black (or his heirs, executors or legal representatives) and his Affiliates, has acquired beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of Hollinger Inc., that together with such offeror’s securities (as the term “offeror’s securities” is defined in Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of Hollinger Inc.) would constitute Voting Stock of Hollinger Inc. representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc. then outstanding;

      (c) the Company shall cease to own, directly or indirectly, 50% or more of the Voting Stock of Publishing (other than upon a merger or consolidation of the Company with or into Publishing that is otherwise permitted in accordance with the terms of the Indenture);

      (d) there is consummated a consolidation (involving a business combination) or merger of Publishing or the Company, as the case may be, (i) in which Publishing or the Company, as the case may be, is not the continuing or surviving corporation or (ii) pursuant to which any Voting Stock of Publishing or the Company, as the case may be, would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) a consolidation or merger of Publishing or the Company, as the case may be, in which the holders of the Voting Stock of Publishing or the Company, as the case may be, immediately prior to the consolidation or merger have, directly or indirectly, 50% or more of the Voting Stock of the continuing or surviving corporation immediately after such transaction; or

      (e) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company or Publishing (together with any new directors whose election by such Board of Directors, or whose nomination for election by the stockholders of the Company or Publishing, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

      (f) Lord Black (or his heirs, executors and legal representatives) and his Affiliates cease to beneficially own and control the voting of, directly or indirectly, Voting Stock of Publishing or the Company representing a greater percentage of the total voting power attached to the Voting Stock of Publishing or the Company than the percentage beneficially owned and controlled, directly or indirectly, by any other single shareholder of Publishing or the Company together with its Affiliates (a “Designated Transaction”) and there shall occur a Rating Decline.

      Under the Indenture a “Rating Decline” will be deemed to have occurred if, on any date within the period (the “Rating Period”) beginning on the date (the “Reference Date”) of the earlier to occur of (A) the first public announcement by Publishing or any other Person of an intention to effect any Designated Transaction and (B) the occurrence of such Designated Transaction, and ending on the date 90 days thereafter, either of the following events has occurred: (1) the Notes (or any other securities of Publishing which are rated by a Rating Agency on the date which is 61 days prior to the Reference Date (the “Rating Date”)) shall be rated by any Rating Agency at any time during the Rating Period at a rating which is lower than the rating of the Notes (or such other securities of Publishing, as the case may be) by such Rating Agency on the Rating Date by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) or (2) any Rating Agency shall have withdrawn its rating of the Notes (or such other securities of Publishing, as the case may be) during the Rating Period.

      “Closing Date” means the date on which the Notes are originally issued under the Indenture.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Consolidated Assets” means with respect to Publishing, the total assets shown on the balance sheet of Publishing and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, as of Publishing’s latest full fiscal quarter.

      “Consolidated Cash Flow Ratio” means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of Publishing and the Restricted Subsidiaries on a Consolidated basis outstanding as at such date to (ii) the Operating Cash Flow of Publishing and the Restricted Subsidiaries (determined on a Consolidated basis) for the most recently completed period of four consecutive fiscal quarters of Publishing; provided that for the purpose of determining the Consolidated Cash Flow Ratio, the Indebtedness and Operating Cash Flow of Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries shall be determined in accordance with the actual percentage of Publishing’s common equity interest in such Restricted Subsidiary on the date of determination of the Consolidated Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which Publishing owns a 51% common equity interest, 51% each of such Restricted Subsidiary’s Indebtedness and Operating Cash Flow would be included in the calculation of Publishing’s aggregate Indebtedness and Operating Cash Flow, respectively).

      “Consolidated Interest Expense” means, with respect to any period, the sum of (i) the interest expense of Publishing and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Publishing and the Restricted Subsidiaries during such period, and all capitalized interest of Publishing and the Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP.

      “Consolidated Net Income (Loss)” of Publishing and the Restricted Subsidiaries means, for any period, the Consolidated net income (or loss (and treating a loss as a negative number)) of Publishing and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by (a) excluding, without duplication, to the extent included in calculating such Consolidated Net Income (or Loss), (i) all extraordinary gains and losses, (ii) the portion of Consolidated net income (or loss) of Publishing and its Restricted Subsidiaries allocable to Investments in unconsolidated Persons (other than Unrestricted Subsidiaries) to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries, (iii) the portion of Consolidated net income (or loss) of Publishing and its Restricted Subsidiaries allocable to Publishing’s Unrestricted Subsidiaries (or to payments received therefrom), (iv) the net income (or loss) of any Person acquired during the specified period attributable to any period prior to the date of such acquisition, (v) any gain or loss, realized upon the termination of any employee pension benefit plan, (vi) aggregate gains and losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including without limitation sales of shares of Unrestricted Subsidiaries or unconsolidated Persons and non-cash writeoffs of assets (provided that there are no continuing cash expenses related to such writeoffs)) other than in the ordinary course of business, (vii) the net income of any Restricted

Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders, (viii) any gain from the collection of proceeds of life insurance policies, (ix) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of Publishing or one of its Restricted Subsidiaries, (x) aggregate gains or losses relating to foreign currency transactions or translations and (xi) redundancy costs relating to the elimination of jobs. In calculating the Operating Cash Flow of Publishing and its Restricted Subsidiaries, the Consolidated Net Income of Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries will be included only to the extent of Publishing’s common equity interest in such Restricted Subsidiaries, as provided in the definition of Operating Cash Flow.

      “Consolidated Net Worth” means the common and preferred stockholders’ equity of Publishing and its Restricted Subsidiaries (exclusive of any redeemable capital stock), as determined on a Consolidated basis and in accordance with GAAP.

      “Consolidated Tangible Assets” means the total assets appearing on a Consolidated balance sheet of Publishing and its Restricted Subsidiaries less, without duplication, each of the following: (i) all applicable depreciation, amortization and other valuation reserves; (ii) all other intangible assets and deferred charges; (iii) deferred income tax assets (to the extent recorded as an asset); and (iv) all investments in unconsolidated subsidiaries (including all Unrestricted Subsidiaries).

      “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP; provided, however, that the accounts of any Unrestricted Subsidiary shall not be consolidated with Publishing but instead the interest of Publishing or any Restricted Subsidiary therein will be accounted for as an investment on an equity basis. The term “Consolidated” shall have a correlative meaning.

      “CST Real Estate” means the real estate, including land, building and fixtures, located at 401 North Wabash Avenue, Chicago, Illinois, where Publishing currently maintains its headquarters, and all improvements thereon.

      “CST Real Estate Transactions” means the sale or other disposition (other than to an Affiliate), including contribution to a new joint venture entity, of all or any portion of the interest of Publishing or a Restricted Subsidiary in the CST Real Estate.

      “Cumulative Credit” means (x) the Operating Cash Flow of Publishing and the Restricted Subsidiaries (determined on a Consolidated basis) from and after October 1, 2002 to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if such Operating Cash Flow for such period is negative, minus the amount by which such Operating Cash Flow is negative, less (y) 150% of Publishing’s cumulative Consolidated Interest Expense for such period.

      “Currency Agreements” means one or more of the following agreements which shall be entered into with one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “FDTH” means First DT Holdings Limited, a corporation under the laws of England and its successors and assigns.

      “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

      “Guarantee” means the guarantee by the Company and, if the context requires, by any Restricted Subsidiary of the Indenture Obligations.

      “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness (or to indemnify another Person for the costs thereof), (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss, provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

      “Incur” means create, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur.

      “Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (or other obligations to former owners of acquired businesses), excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, Notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements and Currency Agreements of such Person related to the settlement or termination of those agreements as of the date of determination, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock and (without duplication) all Preferred Stock of Restricted Subsidiaries other than Preferred Stock held by Restricted Subsidiaries or Publishing, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (i) through (viii) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock or Preferred Stock as if such Redeemable Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock or Preferred Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

      “Indenture Obligations” means the obligations of Publishing under the Indenture or under the Notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture and, the Notes and the performance of all other obligations to the Trustee, the Paying Agent and the holders under the Indenture and the Notes, according to the terms thereof.

      “Independent Committee” means a committee of the board of directors of Publishing whose membership meets the requirements of the New York Stock Exchange applicable to audit committees as in effect on the date of original issuance of the Notes or a committee of the board of directors of Publishing whose membership satisfies any more restrictive requirements of independence of any securities exchange or market on which Publishing’s or the Company’s equity securities are traded or listed.

      “Independent Director” means a member of the board of directors of a Person that is not an officer, employee or former officer or employee of such Person or one of its Affiliates and, with respect to any transaction or series of related transactions, a member of the board of directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions (including for such purpose the interest of any other Person with respect to whom such director is also a director, officer or employee).

      “Interest Rate Agreements” means one or more of the following agreements which shall be entered into from time to time with one or more financial institution: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements.

      “Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, Notes, debentures or other securities issued or owned by, any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      “Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

      “Material Restricted Subsidiary” means each Restricted Subsidiary of Publishing which (i) for the most recent fiscal year of Publishing accounted for more than 5% of the Consolidated revenues of Publishing and its Restricted Subsidiaries or (ii) at the end of such fiscal year was the owner (beneficial or otherwise) of more than 5% of the Consolidated Assets of Publishing and its Restricted Subsidiaries, all as shown on Publishing’s Consolidated financial statements for such fiscal year.

      “Maturity” when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Purchase Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

      “Media Business” means the business of the broadcast of radio or television broadcasting, cable and satellite programs (including national, regional or local radio, television, cable and satellite programs).

      “Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments of principal and interest in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Publishing or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire indebtedness where payment of such indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than Publishing or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by Publishing or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Publishing or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined and reflected in an officers’ certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to in the “Limitation on Restricted Payments” covenant in the Indenture, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Publishing or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “Newspaper Business” means the business of publishing, printing and/or distributing (including distributing by electronic means) newspapers, magazines and other paid or free publications having national, regional, local or targeted markets, including publications having limited or no news or editorial content such as shoppers or other “total market coverage” publications and similar publications.

      “9  1/4% Notes due 2006” means the 9 1/4% Senior Subordinated Notes due 2006 of Publishing governed by the indenture dated as of February 1, 1996 among Publishing, the Company, as guarantor, and Fleet National Bank, as trustee.

      “9  1/4% Notes due 2007” means the 9 1/4% Senior Subordinated Notes due 2007 of Publishing governed by the indenture dated as of March 18, 1997 among Publishing, the Company, as guarantor, and Fleet National Bank, as trustee.

      “Operating Cash Flow” means, for any period, an amount equal to the Consolidated Net Income of Publishing and the Restricted Subsidiaries for such period, plus, to the extent deducted in calculating such Consolidated Net Income, (a) interest expense and other financing costs and expenses for such period, (b) dividends paid on any Preferred Stock of Restricted Subsidiaries to the extent such Preferred Stock is included as Indebtedness in the calculation of Publishing’s Consolidated Cash Flow Ratio, (c) depreciation and amortization (including without limitation amortized telemarketing center costs), (d) all taxes, whether or not deferred, expensed in such period and (e) other non-cash expenses (other than any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and all extraordinary and non-recurring expenses as determined in accordance with GAAP.

      For purposes of calculating Operating Cash Flow for the four fiscal quarters most recently completed prior to any date on which an action is taken that requires a calculation of the Consolidated Cash Flow Ratio, (a) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed to have been a Restricted Subsidiary at all times during such period, (b) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed not to have been a Restricted Subsidiary at any time during such period, (c) if Publishing or any Restricted Subsidiary shall have in any manner acquired or disposed of any operating business during or subsequent to such period, such calculation shall be made on a pro forma basis on the assumption that such acquisition or disposition has been completed on the first day of such period and (d) in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of Publishing’s Consolidated Cash Flow Ratio shall be made on a pro forma basis on the assumption that the percentage of Publishing’s common equity interest in such Restricted Subsidiary on the first day of such period was equivalent to its common equity interest on the date of the determination

(it being understood, in the case of foregoing clause (c), that if such pro forma calculations have been made in accordance with Regulation S-X under the Exchange Act, such method of calculation (but not necessarily the adjustments) shall be presumed to be acceptable). For the purposes of the “Limitation on Restricted Payments” covenant, the determination of the percentage of the Operating Cash Flow of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary that is to be included in the calculation of Operating Cash Flow shall be made on a quarter by quarter basis based on the percentage of Publishing’s common equity interest in such Restricted Subsidiary on the last day of each quarter during the relevant period (it being understood that, if such pro forma calculations for a quarter shall have been made in accordance with Regulation S-X under the Exchange Act, such method of calculation (but not necessarily the adjustments) shall be presumed to be acceptable).

      “Opinion of Counsel” means a written opinion of counsel, in form and substance reasonably satisfactory to the Trustee, who may be counsel for Publishing or the Trustee, and who shall be reasonably acceptable to the Trustee, including but not limited to an Opinion of Independent Counsel.

      “Opinion of Independent Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, by someone who is not an employee or former employee of Publishing and who shall be reasonably acceptable to the Trustee.

      “Outstanding” when used with respect to the Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent (other than Publishing) in trust or set aside and segregated in trust by Publishing (if Publishing shall act as its own Paying Agent) for the Holders of the Notes; provided, that if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c) Notes, except to the extent provided in the provisions described above under “Defeasance or Covenant Defeasance”; and

(d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee and Publishing proof reasonably satisfactory to each of them that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of Publishing; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by Publishing or any other obligor upon the Notes or any Affiliate of Publishing or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not Publishing or any other obligor upon the Notes or any Affiliate of Publishing or such other obligor.

      “Pari Passu Indebtedness” means any Indebtedness of Publishing that is pari passu in right of payment with the Notes.

      “Permitted Distribution” means a distribution of $100,000,000 by Publishing to the Company on or about the Closing Date, to be used by the Company to repay all outstanding amounts under the Trilon Loan Agreement and the Total Return Equity Swap (and upon which repayments the Trilon Loan Agreement and the Total Return Equity Swap shall be terminated), and for other general corporate purposes.

      “Permitted Indebtedness” means the following:

(i) Indebtedness of Publishing or any of its Restricted Subsidiaries under the Senior Credit Facility in an aggregate principal amount at any one time outstanding (including any refinancings thereof) not to exceed $310,000,000 less the amount of any permanent repayment of any Indebtedness under the Senior Credit Facility (and, in the case of revolving credit Indebtedness, reduction of the related commitment thereunder) pursuant to the “Limitation on Sale of Assets” covenant in the Indenture;

(ii) guarantees by, and Liens on the property of, any Restricted Subsidiary guaranteeing or securing Indebtedness of Publishing or any of its Restricted Subsidiaries under the Senior Credit Facility;

(iii) Indebtedness of Publishing pursuant to the Notes issued on the date of the Indenture and Indebtedness of any Restricted Subsidiary constituting a Guarantee of the Notes;

(iv) Indebtedness of Publishing or any Restricted Subsidiary outstanding on the date of the Indenture and listed on a schedule to the Indenture (including, until the date of redemption thereof, the 9 1/4% notes due 2006 and 9 1/4% notes due 2007);

(v) Indebtedness (a) of Publishing owing to a Restricted Subsidiary, or (b) of a Restricted Subsidiary owing to another Restricted Subsidiary or Publishing; provided that any such Indebtedness is made pursuant to an intercompany note setting forth the principal amount, interest rate and payment dates, the maturity or similar terms and, in the case of Indebtedness of Publishing owing to a Restricted Subsidiary, is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of Publishing’s obligations under the Notes; provided further that (x) any disposition, pledge or transfer of any such Indebtedness to a Person (other than (A) to Publishing or a Restricted Subsidiary or (B) a pledge of such Indebtedness to secure Indebtedness existing at such time under, and pursuant to the terms of, the Senior Credit Facility) will be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (v) and (y) any transaction pursuant to which any Restricted Subsidiary that has Indebtedness owing to Publishing or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary, will be deemed to be the Incurrence of Indebtedness by Publishing or such other Restricted Subsidiary that is not permitted by this clause (v);

(vi) obligations of Publishing or any Restricted Subsidiary pursuant to Interest Rate Agreements or Currency Agreements designed to protect Publishing or any Restricted Subsidiary against fluctuations in interest rates or currency exchange rates in respect of Indebtedness of Publishing or any of its Restricted Subsidiaries, the notional amount of which (in the case of Interest Rate Agreements) and the notional or exchange amount of which (in the case of Currency Agreements) do not exceed the aggregate principal amount of such Indebtedness;

(vii) guarantees by Restricted Subsidiaries of Indebtedness of Publishing otherwise permitted to be Incurred in accordance with the “Limitation on Indebtedness” and “Limitation on Issuances of Guarantees of Indebtedness” covenants in the Indenture;

(viii) letter of credit reimbursement obligations Incurred by Publishing or a Restricted Subsidiary in the ordinary course of business to support workers’ compensation insurance obligations to the extent that such obligations are recorded on the balance sheet of the issuer;

(ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness Incurred pursuant to the Consolidated Cash Flow Ratio test set forth in the “Limitation on Indebtedness” covenant or described in paragraphs (ii), (iii), (iv), (vii), (x) and (xi) of this definition of “Permitted Indebtedness” by Publishing or by the obligor of such Permitted Indebtedness, including any successive refinancings, so long as (a) such refinancing does not increase the aggregate principal amount of Indebtedness represented thereby and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness and (b) any such refinancing Indebtedness shall not be senior in right at payment to the Indebtedness so refinanced;

(x) Indebtedness of Publishing or any Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed $25,000,000 below in respect of purchase money obligations, provided such Indebtedness (a) is Incurred within 180 days of the purchase of the relevant assets, (b) does not exceed the actual purchase price of such assets and (c) any related Liens do not extend to any assets other than those being purchased;

(xi) Indebtedness (A) represented by guarantees by Publishing or any of its Restricted Subsidiaries of Indebtedness incurred by West Ferry Printers to purchase or lease printing equipment, and (B) incurred by Telegraph Group to purchase the ordinary shares in West Ferry Printers not owned by Telegraph Group as of the Closing Date, provided that the aggregate principal amount of Indebtedness at any one time outstanding under such clauses (A) and (B) shall not exceed $60,000,000; and

(xii) Indebtedness of Publishing or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $25,000,000.

      “Permitted Investment” means any of the following provided that, in the case of clause (vii), (a) no Default or Event of Default shall have occurred and be continuing, (b) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary shall have an Acceleration Right and (c) immediately before and immediately after giving effect to such Investment, on a pro forma basis, Publishing could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the “Limitation on Indebtedness” covenant in the Indenture:

(i) Investments in any Restricted Subsidiary or Publishing or Investments in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary, or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Publishing or any Restricted Subsidiary;

(ii) Investments in the Notes;

(iii) Indebtedness owing to a Restricted Subsidiary or Publishing as described under clause (v) of the definition of “Permitted Indebtedness”;

(iv) Temporary Cash Investments;

(v) Investments acquired by Publishing or any Subsidiary in connection with an Asset Sale permitted under the “Limitation on Sale of Assets” covenant in the Indenture to the extent such Investments are non-cash consideration as permitted under such covenant;

(vi) Investments in existence on the date of the Indenture;

(vii) Investments in or in Persons owning Newspaper Business or Media Business assets (including investments in Unrestricted Subsidiaries but excluding Investments in Affiliates that control Publishing) in an aggregate amount following the date of the Indenture not in excess of $30,000,000;

(viii) Investments in (A) West Ferry Printers and Trafford Park Printers to finance capital expenditures related to the printing business; provided that at the time of any such Investment, neither West Ferry Printers nor Trafford Park Printers shall be engaged in any business other than the business of printing newspapers, periodicals and similar media and (B) Paper Purchase & Management Limited to finance any capital expenditure related to the business of sourcing or monitoring of usage of newsprint; provided that at the time of any such Investment, Paper Purchase & Management Limited shall not be engaged in any business other than the business of sourcing or monitoring of usage of newsprint, and provided further that such Investments in (A) and (B) shall not exceed an aggregate amount of $60,000,000.

(ix) Investments in a new joint venture entity to be created for the purpose of the CST Real Estate Transactions, provided that such Investments shall not exceed the contribution of the CST Real Estate and cash contributions in an aggregate amount of $2,000,000; and

(x) in addition to the Investments described in clauses (i) through (ix) of this definition of “Permitted Investments,” Investments in any Unrestricted Subsidiary or in any joint venture or other entity in an amount not to exceed $10,000,000 in the aggregate since the date of the Indenture.

      “Permitted Liens” means:

(i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including maritime Liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(vi) Liens (including extensions, renewals and replacements thereof) upon real or personal property, including Capital Stock, acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with clause (x) of the definition of “Permitted Indebtedness”;

(vii) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(viii) Liens in favor of the Company or any Restricted Subsidiary;

(ix) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements; and

(xii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

      “Permitted Real Estate Sale” means any Asset Sale not involving an Affiliate of Publishing consisting of the sale of any printing or distribution facility (including the associated real property and the improvements and fixtures forming a part thereof) (other than the CST Real Estate) formerly used by Publishing or a Restricted Subsidiary in the production of newspapers and related publications (or acquired by one of them as part of the acquisition of a Newspaper Business whether or not used by Publishing) and that after such Asset

Sale will not be used for the production of any newspaper or related publication of Publishing or a Restricted Subsidiary, provided that the aggregate value (as determined by the Board of Directors of Publishing) of all such Asset Sales completed within any twelve-month period shall not exceed $5,000,000 (it being understood that this definition does not include, among other things, any Asset Sale consisting of the sale of any printing or distribution facility in connection with the sale by Publishing or any Restricted Subsidiary of any Newspaper Business).

      “Permitted Subsidiary Indebtedness” means Indebtedness (other than Permitted Indebtedness) of (A) any Restricted Subsidiary incurred under the Senior Credit Facility, and (B) the Restricted Subsidiaries, taken as a whole, with an aggregate principal amount outstanding at any one time not in excess of $30,000,000.

      “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

      “Public Equity Offering” means a public offering of Qualified Capital Stock of the Company (the proceeds of which are contributed to Publishing) or Publishing.

      “Publishing” means Hollinger International Publishing Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the provisions described above under “Consolidation, Merger, Sale of Assets” and thereafter “Publishing” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to Publishing, the term “Publishing” shall include any other obligor with respect to the Notes for purposes of complying with such provisions, including any Guarantor.

      “Publishing Request” or “Publishing Order” means a written request or order signed in the name of Publishing by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and in form and substance reasonably satisfactory to the Trustee and delivered to the Trustee.

      “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

      “Rating Agency” means Standard & Poor’s Ratings Services and its successors (“S&P”), and Moody’s Investors Service, Inc. and its successors (“Moody’s”), or if S&P and Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized United States statistical rating agency or agencies, substituted for S&P or Moody’s or both, as the case may be.

      “Rating Category” means each major rating category symbolized by (a) in the case of S&P, AAA, AA, A, BBB, BB, B, CCC, CC and C and each such Rating Category shall include pluses or minuses (“gradations”) modifying such capital letters; and (b) in the case of Moody’s, Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C and each such Rating Category shall include added numerals such as 1, 2 or 3 (“gradations”) modifying such letters.

      “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

      “Restricted Investment” means any Investment other than a Permitted Investment.

      “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

      “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Senior Credit Facility” means the Fifth Amended and Restated Credit Agreement dated on or about December 23, 2002 among Publishing, FDTH, the Telegraph Group, the financial institutions party thereto and Wachovia Bank, National Association, as Agent, as such agreement may be amended, amended and restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented, waived, deferred or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder or add other Restricted Subsidiaries as additional borrowers), in each case whether with the same and/or different lenders and/or agents, and also including all related Notes, guarantees, security arrangements, pledge arrangements, hedging arrangements and other instruments and agreements executed in connection therewith.

      “Series E Preferred Stock” means the Series E Redeemable Convertible Preferred Stock of the Company, as in effect on the date of the Indenture.

      “Services Agreement” means the Services Agreement dated as of January 1, 1998, by and between the Company and The Ravelston Corporation Limited, and as the same may be further amended in accordance with the terms of the Indenture.

      “Stated Maturity,” when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

      “Subordinated Indebtedness” means (i) in the case of any Person other than Publishing, Indebtedness of such person that is expressly subordinate in right of payment to any other Indebtedness of such Person pursuant to a written agreement, and (ii) in the case of Publishing, Indebtedness of Publishing that is expressly subordinate in right of payment to the Notes.

      “Subsidiary” means any Person a majority of the equity ownership of the Voting Stock of which is at the time owned, directly or indirectly, by Publishing or by one or more Subsidiaries, or by Publishing and one or more other Subsidiaries.

      “Tax Sharing Agreement” means an agreement providing for the payment of amounts in lieu of income taxes among Publishing and other companies with which it forms a single consolidated tax group for purposes of U.S. federal income tax returns.

      “Telegraph Group” means Telegraph Group Limited (formerly The Telegraph plc), a corporation under the laws of England.

      “Temporary Cash Investments” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, the Trustee or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Restricted Subsidiary of Publishing) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iv) any money market deposit accounts issued or offered by the Trustee or a domestic commercial bank having capital and surplus in excess of $500,000,000.

      “Total Return Equity Swap” means collectively, the forward share purchase transactions between Hollinger International Inc. and certain counterparties, entered into on October 1, 1998 and August 15, 2002, each evidenced by an ISDA Master Agreement including the schedule thereto and a related confirmation for an OTC Single Forward Share Purchase Transaction, as each may be amended from time to time.

      “Trilon Loan Agreement” means that certain loan agreement dated as of September 30, 2002 by and between the Company and Trilon International Inc.

      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

      “Unrestricted Subsidiary” means (a) as of the date of the Indenture, Hollinger Canadian Publishing Holdings Co., XSTM Holdings Corp., Hollinger Digital Inc. and their respective Subsidiaries, and (b) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary after the date of the Indenture pursuant to a Board Resolution in accordance with the “Restricted Subsidiaries” covenant of the Indenture; provided, however, that a Person may not be designated as an Unrestricted Subsidiary unless (i) the creditors of such Person have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to Publishing or a Restricted Subsidiary and (ii) a default by such Person on any of its Indebtedness will not result in, or permit any holder of Indebtedness of Publishing or a Restricted Subsidiary to declare, a default on such Indebtedness of Publishing or a Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of the Indenture.

      “Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      “Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the outstanding Capital Stock (other than directors’ qualifying shares) of which are owned by Publishing or another Wholly Owned Restricted Subsidiary.

Book-Entry; Delivery and Form

      The certificates representing the Notes will be issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more temporary global notes in definitive, fully registered form without interest coupons (each a “Temporary Regulation S Global Note”) and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Clearstream. The Temporary Regulation S Global Note will be exchangeable for one or more permanent global notes (each a “Permanent Regulation S Global Note”; and together with the Temporary Regulation S Global Notes, the “Regulation S Global Note”) on or after the 40th day following the Closing Date upon certification that the beneficial interests in such global Note are owned by non-U.S. persons. Prior to the 40th day after the Closing Date, beneficial interests in the Temporary Regulation S Global Notes may only be held through Euroclear or Clearstream, and any resale or transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

      Notes sold in reliance on Rule 144A will be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each a “Restricted Global Note”; and together with the Regulation S Global Notes, the “Global Notes”) and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

      Each Global Note (and any notes issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein as described under “Notice to Investors.”

      Notes transferred to Institutional Accredited Investors who are not qualified institutional buyers (“Non-Global Purchasers”) will be in registered form without interest coupons (“Certificated Notes”). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note. For a description of the restrictions on the transfer of Certificated Notes, see “Notice to Investors.”

      Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

      Investors may hold their interests in a Regulation S Global Note directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. On or after the 40th day following the Closing Date, investors may also hold such interests through organizations other than Clearstream or Euroclear that are participants in the DTC system. Clearstream and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

      So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream.

      Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Publishing, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Publishing expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. Publishing also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Publishing expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading “Notice to Investors.”

      Publishing understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

      Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Publishing nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by Publishing within 90 days, Publishing will issue Certificated Notes, which may bear the legend referred to under “Notice to Investors,” in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear the legend referred to under “Notice to Investors,” in accordance with the DTC’s rules and procedures in addition to those provided for under the Indenture.

FEDERAL INCOME TAX CONSEQUENCES

Scope of Discussion

      This general discussion of certain United States federal income tax consequences applies to you if you acquire the Notes at original issue for cash and hold the Notes as a “capital asset,” generally, for investment, under Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not consider any tax consequences arising under United States federal gift and estate taxes or under the tax laws of any state, local or foreign jurisdiction. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the Notes. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer, a dealer in securities or foreign currency, or a financial institution;

•	a pass-through entity (e.g., a partnership) or an investor who holds the Notes through a pass-through entity (e.g., a partner in a partnership);

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the Notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;

•	a United States expatriate; or

•	a nonresident alien or foreign corporation subject to net-basis United States federal income tax on income or gain derived from a Note because such income or gain is effectively connected with the conduct of a United States trade or business.

      This discussion only represents our best attempt to describe certain United States federal income tax consequences that may apply to you based on current United States federal tax law. This discussion may in the end inaccurately describe the United States federal income tax consequences which are applicable to you because the law may change, possibly retroactively, or because the Internal Revenue Service (“IRS”) or any court may disagree with this discussion.

      This summary may not cover your particular circumstances because it does not consider foreign, state or local tax rules, disregards certain United States federal tax rules and does not describe future changes in United States federal tax rules. Please consult your tax advisor rather than relying on this general description.

United States Holders

      If you are a “United States Holder,” as defined below, this section applies to you. Otherwise, the next section, “Non-United States Holders,” applies to you.

      Definition of United States Holder. You are a “United States Holder” if you hold the Notes and you are:

•	an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or of any of its political subdivisions;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a United States person.

      As used herein, a Non-U.S. Holder means a beneficial owner of a Note who is not a United States Holder.

      Receipt of Exchange Notes. The exchange of old notes for new notes will not be a taxable exchange and will not result in any U.S. federal income tax consequences to you. As a result:

•	you will not recognize taxable gain or loss solely by reason of the receipt of the new notes in exchange for the old notes;

•	your holding period in the new notes will include your holding period in the old notes; and

•	your basis in the new notes will equal your basis in the old notes.

      Taxation of Stated Interest. Interest received on the Notes is generally taxable to you as ordinary interest income. You generally must pay United States federal income tax on the interest on the Notes:

•	when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

•	when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

Special rules governing the treatment of market discount and amortizable premium are described below. In the event we do not comply with certain covenants, we will be obligated to pay specified liquidated damages to the holders of the Notes. We believe the contingency that we will pay these additional amounts is “remote and incidental” within the meaning of the applicable Treasury regulations. On that basis, we believe the possibility that these additional amounts may be paid should not be taken into account in computing original issue discount.

      Market Discount. If you purchased a note for less than the stated redemption price of the note at maturity, the difference is considered market discount to the extent it exceeds a specified de minimis exception. Under the de minimis exception, market discount is treated as zero if the market discount is less than 1/4 of one percent of the stated redemption price of the note multiplied by the number of complete years to maturity from the date acquired. If you acquired a note at a market discount, you will be required to treat as ordinary income any partial principal payment or gain recognized on the disposition of that note to the extent of the market discount which has not previously been included in your income and is treated as having accrued at the time of the payment or disposition. In addition, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until the note is disposed of in a taxable transaction, unless you elect to include market discount in income as it accrues.

      Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

      Amortizable Premium. If you acquired a note for an amount which is greater than its principal amount, you will be considered to have purchased the note with amortizable bond premium equal to the amount of that excess. You may elect to amortize the premium using a constant yield method over the period from the acquisition date to the maturity date of the note. Amortized amounts may be offset only against interest paid with respect to the note. Once made, an election to amortize and offset interest on the note may be revoked only with the consent of the Internal Revenue Service and will apply to all Notes you hold on the first day of the taxable year to which the election relates and to subsequent taxable years and to all Notes you subsequently acquire.

      Sale, Exchange, Redemption or Retirement of the Notes. Upon the sale, exchange, redemption or retirement of a note you generally will recognize gain or loss equal to the difference, if any, between, the proceeds of the sale, exchange or retirement (less any portion allocable to accrued and unpaid interest) and your adjusted tax basis in the note. Your adjusted tax basis in the Notes generally will be your cost for the Notes, increased by the amount of any market discount previously included in your gross income with respect to the note, decreased by the portion of any premium applied to reduce interest payments as described above and any principal payments you receive.

      The gain or loss you recognize on the sale, exchange, redemption or retirement of the Notes generally will be capital gain or loss (except to the extent the gain represents market discount on the note not previously included in gross income, to which extent the gain would be treated as ordinary income) and will be long-term capital gain or loss if you have held the Notes for more than one year. You should consult your tax advisor regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain noncorporate taxpayers) and losses (the deductibility of capital losses by U.S. holders is subject to limitations).

      To the extent that the amount realized represents accrued but unpaid interest, that amount must be taken into account as interest income, if it was not previously included in your income. Please read “— Taxation of Stated Interest” above.

      Backup Withholding. You may be subject to backup withholding tax, currently at a rate of 30%, when you receive interest payments on the note or proceeds upon the sale or other disposition of a note. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the backup withholding tax will not apply to you if you provide your taxpayer identification number (“TIN”) in the prescribed manner unless:

•	the IRS notifies us or our agent that the TIN you provided is incorrect;

•	you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our agent that withholding is required; or

•	you fail to certify under penalties of perjury that you are not subject to backup withholding.

      If the backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the IRS.

Non-United States Holders

      This section applies only to those Non-United States Holders whose income and gain from the Notes is not treated as effectively connected with the conduct of a United States trade or business.

      Receipt of Exchange Notes. The exchange of old notes for new notes will not be a taxable exchange and will not result in any U.S. federal income tax consequences to you. As a result:

•	you will not recognize taxable gain or loss solely by reason of the receipt of the new notes in exchange for the old notes;

•	your holding period in the new notes will include your holding period in the old notes; and

•	your basis in the new notes will equal your basis in the old notes.

Interest

      Portfolio Interest Exemption. You generally will not have to pay United States federal income tax and will not be subject to United States federal withholding tax on interest including any additional interest paid on the Notes because of the “portfolio interest exemption” if:

•	you are not a United States person for United States federal income tax purposes; and

•	either (i) you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) certifying under penalties of perjury that you are not a United States person; or (ii) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the Note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute) from you or from another qualifying financial institution intermediary and provides a copy to us or our paying agent.

      You will not, however, qualify for the portfolio interest exemption described above if:

•	you own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock;

•	you are a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code; or

•	you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

      Withholding Tax if the Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to 30% United States federal withholding tax on interest payments made on the Notes. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted on Form W-8BEN.

      Reporting. We will report annually to the IRS and to you the amount of interest paid to, and the tax withheld, if any, with respect to you.

      Sale or Other Disposition of the Notes. Any gain you recognize on the sale, exchange, redemption or retirement or other taxable disposition of a note generally will be exempt from U.S. federal income and withholding tax unless: if you are an individual, you are present in the U.S. for 183 days or more during the taxable year of such disposition and either (A) you have a “tax home” in the United States and certain other conditions are present, or (B) the gain from the disposition is attributable to your office or other fixed place of business in the United States.

      Information Reporting and Backup Withholding. If you receive payments of interest or principal on the Notes, there is a possibility that you will be subject to both backup withholding currently at a rate of 30% and information reporting. However, Treasury regulations provide that backup withholding and information reporting will not apply to payments of principal and interest on the Notes by the Company to a Non-United States Holder if the Non-United States Holder complies with certain procedures and certifies as to its status as a Non-United States Holder under penalties of perjury, generally on a Form W-8BEN (or substitute form), or otherwise establishes an exemption.

      The payment of the proceeds from the disposition of the Notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding and payments made by the foreign office of a broker that has certain connections to the United States may be subject to information reporting, but not backup withholding. Exemptions apply if the owner certifies as to its non-United States status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s United States federal income tax liability provided the required information is furnished to the IRS.

      The preceding discussion of certain United States federal income tax consequences is for general information only and is not tax advice. Accordingly, holders of the Notes should consult their own tax advisors as to particular tax consequences to them of purchasing, holding and disposing of the Notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable law.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for 180 days after the closing of the exchange offer we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests these documents from the Exchange Agent for use in connection with resales of the Notes. In addition, until November 22, 2003, all dealers affecting transactions in the Notes may be required to deliver a prospectus.

      We will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale of the Notes may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the Notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of Notes and any commissions or concessions received by any persons deemed to be underwriters may be deemed to be underwriting compensation under the Securities Act. The enclosed letter of transmittal states that by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 180 days after the closing of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for Notes in the exchange offer on terms which may differ from those contained in the prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding old notes have been exchanged for Notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

LEGAL MATTERS

      Certain legal matters in connection with the offering and sale of the Notes will be passed upon for us by Torys LLP, 237 Park Avenue, New York, New York.

EXPERTS

      The consolidated financial statements of the Company as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, as of January 1, 2002. The audit report covering the December 31, 2002 consolidated financial statements states that the consolidated balance sheet as of December 31, 2001 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years ended December 31, 2001 and 2000 have been restated.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides for indemnification of officers and directors under certain conditions.

      Article 9 of the Company’s Certificate of Incorporation and Article 4 of the By-Laws of the Company provide for indemnification of officers and directors to the fullest extent which may be provided by a by-law under applicable law.

      Article 10 of Publishing’s Certificate of Incorporation and Article 4 of the By-Laws of Publishing provide for indemnification of officers and directors to the fullest extent which may be provided by a by-law under applicable law.

      The Company maintains insurance for our officers and directors and the officers and directors of the Company and its subsidiaries against certain liabilities, including liabilities under the Securities Act of 1933, under insurance policies, the premiums of which are paid by the Company. The effect of these is to indemnify any of the Company’s and our officer(s) or director(s) against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by such officer or director upon a determination that such person acted in good faith.

Item 21.	Exhibits and Financial Statement Schedules

      (a) Exhibits

Prior Filing or
Exhibit No.	Description of Exhibit	Sequential Page Number

3.1	Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K dated October 13, 1995.

3.2	Bylaws, as amended and restated.	Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (No. 33-74980).

4.4	Exchange Indenture, dated July 17, 1997, among Hollinger Canadian Publishing Holdings Inc., Hollinger International Inc. and Montreal Trust Company of Canada.	Incorporated by reference to Exhibit 4.01 to Registration Statement on Form S-3 (No. 333-35619).

5	Opinion of Torys LLP

10.4	American Publishing Company 1994 Stock Option Plan.	Incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-1 (No. 33-74980).

10.5	Hollinger International Inc. 1997 Stock Incentive Plan.	Incorporated by reference to Annex A to Report on Form DEF 14A dated March 28, 1997.

10.12	Hollinger International Inc. 1999 Stock Incentive Plan.	Incorporated by reference to Annex A to Report on Form DEF 14A dated March 24, 1999.

10.15	CanWest Transaction Agreement dated July 30, 2000 and Amending Agreement thereto dated November 15, 2000.	Incorporated by reference to Exhibit 2.1 and 2.2 to Current Report on Form 8-K dated December 1, 2000.

Prior Filing or
Exhibit No.	Description of Exhibit	Sequential Page Number

10.16	The Amended and Restated Trust Agreement dated as of August 24, 2001 between First Union Trust Company, National Association and the Company.	Incorporated herein by reference to Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.17	The Supplemental Trust Agreement dated as of December 7, 2001 among First Union Trust Company, National Association, the Company and Hollinger Canadian Newspapers, Limited Partnership.	Incorporated herein by reference to Exhibit 10.17 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.18	The Amended and Restated Participation Agreement dated as of November 30, 2001 among the Company, Hollinger Canadian Newspapers, Limited Partnership and the Hollinger Participation Trust.	Incorporated herein by reference to Exhibit 10.18 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.19	The Purchase Agreement dated December 16, 2002 among Hollinger International Publishing Inc., the Company and Wachovia Securities, Inc.	Incorporated herein by reference to Exhibit 10.19 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.20	The Registration Rights Agreement dated as of December 16, 2002 among Hollinger International Publishing Inc., the Company, and Wachovia Securities, Inc.	Incorporated herein by reference to Exhibit 10.20 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.21	The Indenture dated as of December 23, 2002 among Hollinger International Publishing Inc., the Company and Wachovia Trust Company, National Association.	Incorporated herein by reference to Exhibit 10.21 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.22	The Fifth Amended and Restated Credit Agreement dated as of December 23, 2002 among Hollinger International Publishing Inc., Telegraph Group Limited, First DT Holdings Limited, Wachovia Bank, N.A., Toronto Dominion (Texas) Inc., General Electric Capital Corporation, and Various Financial Institutions and Other Persons Party Thereto, as Lenders (as defined therein).	Incorporated herein by reference to Exhibit 10.22 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.23	The Fourth Amended and Restated Company Pledge Agreement dated as of December 23, 2002 among Hollinger International Publishing Inc. and its Subsidiaries (as defined therein) and Wachovia Bank, N.A.	Incorporated herein by reference to Exhibit 10.23 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.24	The Fourth Amended and Restated Hollinger International Guaranty dated as of December 23, 2002 by the Company in favor of Wachovia Bank, N.A., Toronto-Dominion Bank, and the Lenders (as defined therein).	Incorporated herein by reference to Exhibit 10.24 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.25	The Hollinger International Amended and Restated Pledge Agreement dated as of December 23, 2002 among the Company and Wachovia Bank, N.A.	Incorporated herein by reference to Exhibit 10.25 to our Annual Report on Form 10-K for the year ended December 31, 2002.

Prior Filing or
Exhibit No.	Description of Exhibit	Sequential Page Number

10.26	The Intellectual Property Security Agreement dated as of December 23, 2002 among the Company, Digital Chicago Inc., Chicago Sun-Times, Inc., Midwest Suburban Publishing, Inc., Pioneer Newspapers Inc., Chicago Sun-Times Features, Inc. and Toronto Dominion (Texas) Inc.	Incorporated herein by reference to Exhibit 10.26 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.27	The Third Amended and Restated Guaranty dated as of December 23, 2002 by Guarantors, as listed in the Guaranty, Wachovia Bank, N.A., and the Lenders (as defined therein).	Incorporated herein by reference to Exhibit 10.27 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.28	The Third Amended and Restated Security Agreement dated as of December 23, 2002 among Hollinger International Publishing Inc. and its Subsidiaries (as defined therein) and Wachovia Bank, N.A.	Incorporated herein by reference to Exhibit 10.28 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.29	The U.K. Subsidiary Guarantee dated as of December 23, 2002 by Creditscheme Limited, Deedtask Limited, DT Holdings Limited, Second DT Holdings Limited, Hollinger UK Holdings Limited in favor of Wachovia Bank, N.A., the Lenders and the Issuing Bank (as defined therein).	Incorporated herein by reference to Exhibit 10.29 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.30	The U.S. Pledge Agreement dated as of December 23, 2002 among Deedtask Limited, Creditscheme Limited and Wachovia Bank, N.A.	Incorporated herein by reference to Exhibit 10.30 to our Annual Report on Form 10-K for the year ended December 31, 2002.

12	Computation of Ratio of Earnings to Fixed Charges

21.1	Significant Subsidiaries of Hollinger International Inc.	Incorporated herein by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the year ended December 31, 2002.

23.1	Consent of Torys LLP (included in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney (included on signature pages)

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 of Wachovia Trust Company, National Association, as Trustee.

99.1	Certification of Chief Financial Officer	Incorporated herein by reference to Exhibit 99.2 to our Annual Report on Form 10-K for the year ended December 31, 2002.

99.2	Form of Letter of Transmittal.

99.3	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

99.4	Form of Notice of Guaranteed Delivery.

Prior Filing or
Exhibit No.	Description of Exhibit	Sequential Page Number

99.5	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.6	Form of Letter to Clients.

      (b) Financial Statement Schedules: All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements which are incorporated by herein by reference.

Item 22.	Undertakings.

      The undersigned hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 30th day of April, 2003.

HOLLINGER INTERNATIONAL PUBLISHING INC.

By:	*

Lord Black of Crossharbour, PC(C), OC, KCSG
Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the 30th day of April, 2003.

Signature	Title

* Conrad M. Black	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* F. David Radler	Deputy Chairman, President, Chief Operating Officer and Director

* Daniel W. Colson	Vice Chairman and Director, Deputy Chairman, Chief Executive Officer and Director of the Telegraph

* Peter Y. Atkinson	Executive Vice President And Director

Signature	Title

* /s/ PETER K. LANE Peter K. Lane, individually and as Attorney-in-fact	Vice President Chief Financial Officer (Principal Financial Officer)

* Frederick A. Creasey	Vice President Group Corporate Controller (Principal Accounting Officer)

Barbara Amiel Black	Vice President — Editorial and Director

* Richard R. Burt	Director

* Henry A. Kissinger	Director

* Marie-Josée Kravis	Director

Shmuel Meitar	Director

* Richard N. Perle	Director, Co-Chairman of Hollinger Digital Inc.

* James R. Thompson	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 30th day of April, 2003.

HOLLINGER INTERNATIONAL INC. (Registrant)

By:	*

Lord Black of Crossharbour, PC(C), OC, KCSG
Chairman and Chief Executive Officer

Power of Attorney

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the 30th day of April, 2003.

Signature	Title

* Conrad M. Black	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* F. David Radler	Deputy Chairman, President, Chief Operating Officer and Director

* Daniel W. Colson	Vice Chairman and Director, Deputy Chairman, Chief Executive Officer and Director of the Telegraph

* Peter Y. Atkinson	Executive Vice President And Director

*/s/ PETER K. LANE Peter K. Lane, individually and as Attorney-in-fact	Vice President Chief Financial Officer (Principal Financial Officer)

* Frederick A. Creasey	Vice President Group Corporate Controller (Principal Accounting Officer)

Barbara Amiel Black	Vice President — Editorial and Director

* Richard R. Burt	Director

* Henry A. Kissinger	Director

* Marie-Josée Kravis	Director

Shmuel Meitar	Director

* Richard N. Perle	Director, Co-Chairman of Hollinger Digital Inc.

A. Alfred Taubman	Director

* James R. Thompson	Director

Prior Filing or
Exhibit No.	Description of Exhibit	Sequential Page Number

3.1	Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K dated October 13, 1995.

3.2	Bylaws, as amended and restated.	Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (No. 33-74980).

4.4	Exchange Indenture, dated July 17, 1997, among Hollinger Canadian Publishing Holdings Inc., Hollinger International Inc. and Montreal Trust Company of Canada.	Incorporated by reference to Exhibit 4.01 to Registration Statement on Form S-3 (No. 333-35619).

5	Opinion of Torys LLP

10.4	American Publishing Company 1994 Stock Option Plan.	Incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-1 (No. 33-74980).

10.5	Hollinger International Inc. 1997 Stock Incentive Plan.	Incorporated by reference to Annex A to Report on Form DEF 14A dated March 28, 1997.

10.12	Hollinger International Inc. 1999 Stock Incentive Plan.	Incorporated by reference to Annex A to Report on Form DEF 14A dated March 24, 1999.

10.15	CanWest Transaction Agreement dated July 30, 2000 and Amending Agreement thereto dated November 15, 2000.	Incorporated by reference to Exhibit 2.1 and 2.2 to Current Report on Form 8-K dated December 1, 2000.

10.16	The Amended and Restated Trust Agreement dated as of August 24, 2001 between First Union Trust Company, National Association and the Company.	Incorporated herein by reference to Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.17	The Supplemental Trust Agreement dated as of December 7, 2001 among First Union Trust Company, National Association, the Company and Hollinger Canadian Newspapers, Limited Partnership.	Incorporated herein by reference to Exhibit 10.17 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.18	The Amended and Restated Participation Agreement dated as of November 30, 2001 among the Company, Hollinger Canadian Newspapers, Limited Partnership and the Hollinger Participation Trust.	Incorporated herein by reference to Exhibit 10.18 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.19	The Purchase Agreement dated December 16, 2002 among Hollinger International Publishing Inc., the Company and Wachovia Securities, Inc.	Incorporated herein by reference to Exhibit 10.19 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.20	The Registration Rights Agreement dated as of December 16, 2002 among Hollinger International Publishing Inc., the Company, and Wachovia Securities, Inc.	Incorporated herein by reference to Exhibit 10.20 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.21	The Indenture dated as of December 23, 2002 among Hollinger International Publishing Inc., the Company and Wachovia Trust Company, National Association.	Incorporated herein by reference to Exhibit 10.21 to our Annual Report on Form 10-K for the year ended December 31, 2002.

Prior Filing or
Exhibit No.	Description of Exhibit	Sequential Page Number

10.22	The Fifth Amended and Restated Credit Agreement dated as of December 23, 2002 among Hollinger International Publishing Inc., Telegraph Group Limited, First DT Holdings Limited, Wachovia Bank, N.A., Toronto Dominion (Texas) Inc., General Electric Capital Corporation, and Various Financial Institutions and Other Persons Party Thereto, as Lenders (as defined therein).	Incorporated herein by reference to Exhibit 10.22 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.23	The Fourth Amended and Restated Company Pledge Agreement dated as of December 23, 2002 among Hollinger International Publishing Inc. and its Subsidiaries (as defined therein) and Wachovia Bank, N.A.	Incorporated herein by reference to Exhibit 10.23 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.24	The Fourth Amended and Restated Hollinger International Guaranty dated as of December 23, 2002 by the Company in favor of Wachovia Bank, N.A., Toronto-Dominion Bank, and the Lenders (as defined therein).	Incorporated herein by reference to Exhibit 10.24 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.25	The Hollinger International Amended and Restated Pledge Agreement dated as of December 23, 2002 among the Company and Wachovia Bank, N.A.	Incorporated herein by reference to Exhibit 10.25 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.26	The Intellectual Property Security Agreement dated as of December 23, 2002 among the Company, Digital Chicago Inc., Chicago Sun-Times, Inc., Midwest Suburban Publishing, Inc., Pioneer Newspapers Inc., Chicago Sun-Times Features, Inc. and Toronto Dominion (Texas) Inc.	Incorporated herein by reference to Exhibit 10.26 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.27	The Third Amended and Restated Guaranty dated as of December 23, 2002 by Guarantors, as listed in the Guaranty, Wachovia Bank, N.A., and the Lenders (as defined therein).	Incorporated herein by reference to Exhibit 10.27 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.28	The Third Amended and Restated Security Agreement dated as of December 23, 2002 among Hollinger International Publishing Inc. and its Subsidiaries (as defined therein) and Wachovia Bank, N.A.	Incorporated herein by reference to Exhibit 10.28 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.29	The U.K. Subsidiary Guarantee dated as of December 23, 2002 by Creditscheme Limited, Deedtask Limited, DT Holdings Limited, Second DT Holdings Limited, Hollinger UK Holdings Limited in favor of Wachovia Bank, N.A., the Lenders and the Issuing Bank (as defined therein).	Incorporated herein by reference to Exhibit 10.29 to our Annual Report on Form 10-K for the year ended December 31, 2002.

10.30	The U.S. Pledge Agreement dated as of December 23, 2002 among Deedtask Limited, Creditscheme Limited and Wachovia Bank, N.A.	Incorporated herein by reference to Exhibit 10.30 to our Annual Report on Form 10-K for the year ended December 31, 2002.

Prior Filing or
Exhibit No.	Description of Exhibit	Sequential Page Number

12	Computation of Ratio of Earnings to Fixed Charges

21.1	Significant Subsidiaries of Hollinger International Inc.	Incorporated herein by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the year ended December 31, 2002.

23.1	Consent of Torys LLP (included in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney (included on signature pages)

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 of Wachovia Trust Company, National Association, as Trustee.
99.1	Certification of Chief Financial Officer	Incorporated herein by reference to Exhibit 99.2 to our Annual Report on Form 10-K for the year ended December 31, 2002.

99.2	Form of Letter of Transmittal.

99.3	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

99.4	Form of Notice of Guaranteed Delivery.

99.5	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.6	Form of Letter to Clients.